EXHIBIT 4

           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                  as Depositor


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                          as Seller and Master Servicer




                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 1996



                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee


          FIRST UNION NATIONAL BANK OF NORTH CAROLINA, TRUST DEPARTMENT
                              as Document Custodian



                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATES

                                 Series 1996 - 1

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1.

DEFINITIONS
         Section 1.1.         Definitions.........................................................................1
         Section 1.2.         Other Definitional Provisions..................................................... 22
         Section 1.3.         Interest Calculations............................................................. 22

ARTICLE 2.

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.1.         Conveyance of Mortgage Loans...................................................... 23
         Section 2.2.         Acceptance by Trustee; Retransfer of Mortgage Loans............................... 27
         Section 2.3.         Representations and Warranties of the Depositor................................... 27
         Section 2.4.         Representations and Warranties Regarding the Master
                              Servicer.......................................................................... 28
         Section 2.5.         Representations and Warranties Regarding the Seller............................... 30
         Section 2.6.         Representations and Warranties of the Seller Regarding this
                              Agreement and the Mortgage Loans; Transfer of Certain
                              Mortgage Loans.................................................................... 31
         Section 2.7.         Substitution of Mortgage Loans.................................................... 39
         Section 2.8.         Execution and Authentication of Certificates...................................... 40

ARTICLE 3.

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

         Section 3.1.         The Master Servicer............................................................... 40
         Section 3.2.         Collection of Certain Mortgage Loan Payments...................................... 44
         Section 3.3.         Withdrawals from the Collection Account........................................... 46
         Section 3.4.         Monthly Advances.................................................................. 47
         Section 3.5.         Maintenance of Hazard Insurance; Property Protection
                              Expenses.......................................................................... 47
         Section 3.6.         Assumption and Modification Agreements............................................ 48
         Section 3.7.         Realization Upon Defaulted Mortgage Loans......................................... 49
         Section 3.8.         Trustee to Cooperate.............................................................. 50
         Section 3.9.         Servicing Compensation; Payment of Certain Expenses by
                              Master Servicer................................................................... 51
         Section 3.10.        Annual Statement as to Compliance................................................. 52
         Section 3.11.        Annual Servicing Report........................................................... 52

                                        i




         Section 3.12.        Access to Certain Documentation and Information Regarding
                              the Mortgage Loans................................................................ 52
         Section 3.13.        Maintenance of Certain Insurance Policies......................................... 53
         Section 3.14.        Reports of Foreclosures and Abandonments of Mortgaged
                              Property, Returns Relating to Mortgage Interest Received
                              from Individuals and Returns Relating to Cancellation of
                              Indebtedness...................................................................... 53
         Section 3.15.        Reports to the Securities and Exchange Commission.                 ............... 54
         Section 3.16.        Custody of Mortgage Files......................................................... 54
         Section 3.17.        Duties of Document Custodian; Authority; Indemnification.......................... 55
         Section 3.18.        Superior Liens.................................................................... 56
         Section 3.19.        Payment of Taxes, Insurance and Other Charges.                     ............... 57

ARTICLE 4.

SERVICING CERTIFICATE;
CERTIFICATE INSURANCE POLICY

         Section 4.1.         Servicing Certificate............................................................. 58
         Section 4.2.         Certificate Insurance Policy...................................................... 58
         Section 4.3.         Replacement Certificate Insurance Policies........................................ 59

ARTICLE 5.

DISTRIBUTION AMOUNTS;
PAYMENTS AND STATEMENTS TO
CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS;

         Section 5.1.         Distributions..................................................................... 60
         Section 5.2.         Statements........................................................................ 62
         Section 5.3.         Distribution Account.............................................................. 65
         Section 5.4.         Investment of Accounts............................................................ 65

ARTICLE 6.

THE CERTIFICATES

         Section 6.1.         The Certificates.................................................................. 66
         Section 6.2.         Registration of Transfer and Exchange of the Certificates......................... 67
         Section 6.3.         Mutilated, Destroyed, Lost or Stolen Certificates................................. 71
         Section 6.4.         Persons Deemed Owners............................................................. 72
         Section 6.5.         Appointment of Paying Agent....................................................... 72

ARTICLE 7.

THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER


                                       ii




         Section 7.1.         Liability of the Depositor, the Seller and the Master Servicer.................... 73
         Section 7.2.         Merger or Consolidation of, or Assumption of the
                              Obligations of, the Depositor, the Seller or the Master
                              Servicer.......................................................................... 73
         Section 7.3.         Limitation on Liability of the Master Servicer and Others......................... 73
         Section 7.4.         Master Servicer Not to Resign..................................................... 74
         Section 7.5.         Delegation of Duties.............................................................. 75
         Section 7.6.         Indemnification of the Trust by the Seller and Master
                              Servicer.......................................................................... 75

ARTICLE 8.

DEFAULT

         Section 8.1.         Events of Default................................................................. 76
         Section 8.2.         Trustee to Act; Appointment of Successor.......................................... 79
         Section 8.3.         Waiver of Defaults................................................................ 80
         Section 8.4.         Notification to Certificateholders................................................ 80

ARTICLE 9.

THE TRUSTEE

         Section 9.1.         Duties of Trustee................................................................. 80
         Section 9.2.         Certain Matters Affecting the Trustee............................................. 81
         Section 9.3.         Trustee Not Liable for Certificates or Mortgage Loans............................. 83
         Section 9.4.         Trustee May Own Certificates...................................................... 84
         Section 9.5.         Master Servicer to Pay Trustee's Expenses......................................... 84
         Section 9.6.         Eligibility Requirements for Trustee.............................................. 84
         Section 9.7.         Resignation or Removal of Trustee................................................. 85
         Section 9.8.         Successor Trustee................................................................. 86
         Section 9.9.         Merger or Consolidation of Trustee................................................ 86
         Section 9.10.        Appointment of Co-Trustee or Separate Trustee..................................... 86
         Section 9.11.        Limitation of Liability........................................................... 88
         Section 9.12.        Trustee May Enforce Claims Without Possession of
                              Certificates...................................................................... 88
         Section 9.13.        Suits for Enforcement............................................................. 88
         Section 9.14.        Waiver of Bond Requirement........................................................ 88
         Section 9.15.        Waiver of Inventory, Accounting and Appraisal Requirement......................... 89

ARTICLE 10.

TERMINATION

         Section 10.1.        Termination....................................................................... 89
         Section 10.2.        Additional Termination Requirements............................................... 91


                                       iii




ARTICLE 11.

REMIC ADMINISTRATION

         Section 11.1.        REMIC Administration.............................................................. 91
         Section 11.2.        Prohibited Transactions and Activities............................................ 94
         Section 11.3.        Indemnification with Respect to Certain Taxes and Loss of
                              REMIC Status...................................................................... 94

ARTICLE 12.

MISCELLANEOUS PROVISIONS

         Section 12.1.        Amendment......................................................................... 95
         Section 12.2.        Recordation of Agreement.......................................................... 96
         Section 12.3.        Limitation on Rights of Certificateholders........................................ 97
         Section 12.4.        GOVERNING LAW..................................................................... 98
         Section 12.5.        Notices........................................................................... 98
         Section 12.6.        Severability of Provisions........................................................ 99
         Section 12.7.        Assignment........................................................................ 99
         Section 12.8.        Certificates Nonassessable and Fully Paid......................................... 99
         Section 12.9.        Third-Party Beneficiaries......................................................... 99
         Section 12.10.       Counterparts...................................................................... 99
         Section 12.11.       Effect of Headings and Table of Contents.......................................... 99
         Section 12.12.       Provision of Information to Prospective Purchasers; Rule
                              144A..............................................................................100
         Section 12.13.       The Certificate Insurer...........................................................100




                                       iv




EXHIBIT A         -         FORM OF CLASS A CERTIFICATE.........................................................A-1
EXHIBIT B         -         FORM OF CLASS B-IO CERTIFICATE......................................................B-1
EXHIBIT C         -         FORM OF CLASS R CERTIFICATE.........................................................C-1
EXHIBIT D         -         MORTGAGE LOAN SCHEDULE..............................................................D-1
EXHIBIT E         -         FORM OF ASSIGNMENT..................................................................E-1
EXHIBIT F         -         FORM OF NOTE AND MORTGAGE...........................................................F-1
EXHIBIT G         -         FORM OF OFFICER'S CERTIFICATE OF MASTER SERVICER....................................G-1
EXHIBIT H         -         FORM OF TRUST RECEIPT...............................................................H-1
EXHIBIT I         -         FORM OF PURCHASER'S LETTER..........................................................I-1
EXHIBIT J         -         LOST NOTE SCHEDULE................................................................. J-1
EXHIBIT K         -         FORM OF OPINION OF COUNSEL......................................................... K-1
EXHIBIT L         -         FORM OF CLASS R CERTIFICATE TRANSFEREE'S
                            INVESTMENT LETTER.................................................................. L-1
EXHIBIT M         -         FORM OF CLASS B-I/O CERTIFICATEHOLDER AFFIDAVIT.................................... M-1
EXHIBIT N         -         SCHEDULE OF MORTGAGE LOANS AS TO WHICH
                            RELATED MORTGAGE NOTES WILL BE
                            DELIVERED AFTER THE CLOSING DATE................................................... N-1
EXHIBIT O         -         FORM OF LIQUIDATION REPORT......................................................... O-1
EXHIBIT P         -         COPY OF THE CERTIFICATE INSURANCE POLICY........................................... P-1

SCHEDULE 1                  OFFICES OF DOCUMENT CUSTODIAN


                                        v




                         POOLING AND SERVICING AGREEMENT


         POOLING  AND  SERVICING  AGREEMENT,  dated as of August 1, 1996,  among
FIRST UNION  RESIDENTIAL  SECURITIZATION  TRANSACTIONS,  INC., as Depositor (the
"Depositor"),  FIRST  UNION  NATIONAL  BANK OF NORTH  CAROLINA,  as Seller  (the
"Seller") and as Master Servicer (the "Master  Servicer"),  FIRST UNION NATIONAL
BANK OF NORTH CAROLINA,  TRUST DEPARTMENT,  as Document Custodian (the "Document
Custodian") and NORWEST BANK MINNESOTA,  NATIONAL  ASSOCIATION,  as Trustee (the
"Trustee").

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

         Section 1.1.        Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accounts:  The Collection Account and the Distribution Account.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Aggregate Class A Interest Distribution: With respect to any Distribution Date, the aggregate of the Class Interest Distributions with respect to the Class A
Certificates.

Aggregate Class A Principal Balance: As of any date of determination, the aggregate of the Class A Principal Balance of all Class A Certificates as of such date.

Aggregate Loan Balance:  As of any date of determination, the sum of the Loan Balances of all the Mortgage Loans.

Appraised Value: As to any Mortgaged Property, the value set forth in an appraisal of such Mortgaged Property made to establish compliance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by such Mortgaged Property.




Assignment Event: The 30th day following either (i) the occurrence and continuance of an Event of Default, (ii) the Seller's long-term unsecured debt rating is reduced below A2 by Moody's or A by Standard & Poor's or (iii) the suspension, termination or withdrawal of the Seller's long-term unsecured debt rating by Moody's and Standard & Poor's.

Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

Available Funds: As to any Distribution Date, the sum of (A) (x) the sum of all amounts described in clauses (i) through (v) inclusive, of Section 3.2(b) received by the Master Servicer (including any amounts paid by the Master
Servicer and the Seller and excluding (a) any amounts not required to be deposited in the Collection Account pursuant to Section 3.2(b), (b) any amounts paid to, or withdrawn by, the Master Servicer pursuant to Section 3.3(ii),
(iii),  (iv),  (vi) and (vii) in respect of the Mortgage Loans as of the related
Determination  Date and (c) any Payaheads received during the related Collection
Period intended by the Mortgagor to be applied in subsequent Collection Periods) during the related Collection Period and deposited into the Collection Account as of the related Determination Date and (y) Payaheads deposited to the Collection Account and intended by the Mortgagor to be applied in the related
Collection Period, (B) Insured Payments, if any, and (C) any amount paid in connection with a termination of the Trust pursuant to Section 10.1(a). No amount included in this definition by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

Avoided Payment:  As defined in Section 4.2(b) hereof.

Base O/C  Amount:  On any day,  an amount  equal to the  product of the Base O/C
Percentage and the Cut-Off Date Aggregate Loan Balance.

Base O/C Percentage:  2.45%.

BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

Book-Entry Certificate: Any Class A Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).


                                        2




Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina or the State of Minnesota are required or authorized by law to be closed.

Certificate:  A Class A Certificate, a Class B-IO Certificate or a Class R
Certificate.

Certificate  Insurance Policy:  The Financial  Guaranty Insurance Company Surety
Bond (No. 96010466) with respect to the Class A Certificates, and all endorsements thereto, dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of each Class of Class A Certificates, a copy of which is attached hereto as Exhibit P.

Certificate Insurer: Financial Guaranty Insurance Company, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

Certificate Insurer Default: (i) Any failure of the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms; (ii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganizing, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree to order unstayed and in each case in effect for a period of 60 consecutive days; or (iii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate
Insurer to the filing of such petition or to the appointment of or the consent possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

Certificate Owner:  The Person  who is  the  beneficial  owner of  a  Book-Entry
Certificate.

Certificate Rate: With respect to the Class A-1  Certificates,  6.69% per annum.
With respect to Class A-2  Certificates,  6.97% per annum. With respect to Class
A-3 Certificates, 7.29% per annum. With respect to Class A-4 Certificates, 7.60% per annum. With respect to Class A-5 Certificates, the lesser of (a) 7.77% per annum and (b) the Weighted Average Net Loan Rate for such Distribution Date.

                                        3



Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.2.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Class A Certificate registered in the name of the Depositor or any Person actually known to a Responsible Officer to be an Affiliate of the Depositor and
(y) any Class A Certificate for which the Depositor or any Person actually known to a Responsible Officer to be an Affiliate of the Depositor is the Certificate
Owner shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer (i) the Depositor or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of such Depositor and who makes the voting decision with respect to such Class A Certificates or (ii) the Depositor or such Affiliate is the Certificate Owner of all the Class A Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

Class: With respect to each of Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class B-IO and Class R Certificates, all of the Certificates of such Class.

Class A Certificate: Any certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A and designated as a Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Certificate pursuant to Section
6.1.

Class A Certificateholder:  A Holder of a Class A Certificate.

Class  A  Guaranteed   Principal   Distribution  Amount:  With  respect  to  any
Distribution  Date, the positive  excess,  if any, of (i) the Aggregate  Class A
Principal   Balance  as  of  such   Distribution   Date   (taking  into  account
distributions  allocable  to  principal on such  Distribution  Date  pursuant to
Section 5.1) over (ii) the  Aggregate  Loan Balance as of the end of the related
Collection Period.

Class A Monthly Principal Distributable Amount: With respect to any Distribution
Date, the amount (without duplication) equal to the sum of (i) (a) that portion of all Monthly Payments allocable to principal on the Mortgage Loans, including all Principal Payments and Curtailments received during the related Collection
Period  and (b) the  principal  portion  of  Payaheads  received  by the  Master
Servicer in prior Collection Periods intended by the Mortgagor to be applied in the related Collection Period, (ii) the Loan Balance as of the end of the immediately preceding Collection Period of all Mortgage Loans that became
Liquidated Mortgage Loans during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal of all Defective Mortgage
Loans that were repurchased during the related Collection Period, (iv) any Substitution Adjustment Amounts deposited to the Collection Account pursuant to
Section 2.7(a) on or prior to the previous Determination Date and not yet distributed and (v) the Distributable Excess Spread for such Distribution Date.


                                        4




Class A Principal Balance:  As of any date of determination and Class of Class A
Certificates, the applicable Original Class A Certificate Principal Balance for such Class reduced by the sum of all amounts previously distributed to the Certificateholders of such Class in respect of principal on all previous
Distribution Dates.

Class A Principal Distribution: With respect to any Distribution Date, the excess of (A) the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and any Outstanding Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date over (B) the O/C Reduction
Amount for such Distribution Date.

Class A-1 Certificate: Any certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class
A-1 Certificate pursuant to Section 6.1.

Class A-2 Certificate: Any certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class
A-2 Certificate pursuant to Section 6.1.

Class A-3 Certificate: Any certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class
A-3 Certificate pursuant to Section 6.1.

Class A-4 Certificate: Any certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class
A-4 Certificate pursuant to Section 6.1.

Class A-5 Certificate: Any certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class
A-5 Certificate pursuant to Section 6.1.

Class B-IO Carry Forward Amount: With respect to any Distribution Date, the sum of the amount, if any, by which (x) the Class B-IO Distribution Amount as of the immediately preceding Distribution Date exceeded (y) the amount actually distributed to Holders of the Class B-IO Certificates pursuant to Section
5.1(a)(ii)(C) on such immediately preceding Distribution Date.

Class B-IO Certificate: Any certificate executed and authenticated by the Trustee substantially set forth in Exhibit B and designated as a Class B-IO
Certificate pursuant to Section 6.1.

Class B-IO Certificateholder:  A Holder of a Class B-IO Certificate.

Class  B-IO  Denomination:   The  minimum   denominations  of  each  Class  B-IO
Certificate which shall be a 10% Percentage Interest.

Class B-IO Distribution Amount: With respect to any Distribution Date, the sum of (i) one-twelfth of the product of (x) the Aggregate Loan Balance as of the close of business on the last day of the second calendar month prior to such Distribution Date (or, with respect to the

                                        5



first Distribution Date, the Cut-Off Date Aggregate Loan Balance) and (y) the excess of (I) the weighted average of the Loan Rates, weighted on the basis of the Loan Balances of the Mortgage Loans as of the close of business on the last day of the second calendar month prior to such Distribution Date (or, with respect to the first Distribution Date, the Cut-Off Date Aggregate Loan Balance) over (II) the sum (A) the Servicing Fee Rate, (B) the Premium Amount (expressed as a percentage of such Aggregate Loan Balance), (C) the Trustee Fee Rate, (D) any Reimbursement Amount (expressed as a percentage of such Aggregate Loan
Balance) and (E) the weighted  average of the Certificate  Rates for the Class A
Certificates from such Distribution  Date,  weighted on the basis of the Class A
Principal Balances immediately prior to such Distribution Date, and (ii) the Class B-IO Carry Forward Amount.

Class  Interest  Carryover  Shortfall:  With  respect  to any  Class  of Class A
Certificates and any  Distribution  Date, the amount by which the Class Interest
Distribution for such Class for each prior Distribution Date exceeded the amount of interest actually distributed on such prior Distribution Dates.

Class  Interest  Distribution:  With respect to any  Distribution  Date and each
Class of  Class A  Certificates,  the sum of (i) the  applicable  Class  Monthly
Interest Distributable Amount for such Class on such Distribution Date and (ii) the applicable Outstanding Class Interest Carryover Shortfall for such Class on such Distribution Date.

Class Monthly Interest  Distributable  Amount:  As to any Distribution  Date and
Class of Class A  Certificates,  interest  accrued  during the related  Interest
Period at the  applicable  Certificate  Rate on the  related  Class A  Principal
Balance immediately prior to such Distribution Date.

Class R Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit C hereto and designated as a Class R Certificate pursuant to Section 6.1.

Class R Certificateholder:  The Holder of a Class R Certificate.

Closing Date:  August 28, 1996.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Collection Account: The Eligible Account created and maintained for the benefit of the Holders of Certificates pursuant to Section 3.2(b).

Collection Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date, the percentage equivalent of the fraction, the numerator of which is the sum of
(i) the Original Loan Balance and (ii) the outstanding principal balance as of the date of execution of the

                                        6



related original Mortgage of any mortgage loan or mortgage loans the liens of which are senior or equal in priority to the Mortgage Loan and which is secured by the same Mortgaged Property and the denominator of which is the Valuation of the related Mortgaged Property as of the date of the execution of the related original Mortgage.

Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at Sixth Street and Marquette Avenue, Minneapolis,
Minnesota 55479.

Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Collection Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Collection Period and which is not intended to satisfy the Mortgage Loan in full, is not a Payahead, is not intended to cure a delinquency or is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month such payment is received.

Custodial Agreement: The Custodial Agreement, dated as of August 1, 1996, by and among the Trustee, the Seller, the Master Servicer and the Document Custodian.

Cut-Off Date:  August 1, 1996.

Cut-Off Date Aggregate Loan Balance:  $157,259,098.27.

Cut-Off Date Loan Balance: With respect to any Mortgage Loan, the scheduled principal balance thereof as of the Cut-Off Date.

Defective Mortgage Loan: Any Mortgage Loan subject to retransfer pursuant to
Section 2.2, 2.6 or 3.1(e).

Depositor: First Union Residential Securitization Transactions, Inc., a North
Carolina corporation, and any successor thereto.

Depository:  The  initial  Depository  shall  be The  Depository  Trust  Company
("DTC"),  the nominee of which is Cede & Co., as the registered  Holder of Class
A-1,  Class  A-2,  Class A- 3, Class A-4 and Class A-5  Certificates  evidencing
$68,008,000,    $34,126,000,    $26,157,000,    $11,433,000   and   $17,535,000,
respectively,  in initial aggregate  principal amount of such Certificates.  The
Depository shall at all times be a "clearing  corporation" as defined in Section
8-102(3) of the UCC of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the eighteenth day of the month in which such Distribution Date occurs (or if such day is not a Business Day, the Business Day immediately preceding such 18th day).


                                        7




Disqualified  Organization:  Either  (i) the  United  States,  (ii) any state or
political   subdivision  thereof,   (iii)  any  foreign  government,   (iv)  any
international  organization,  (v) any  agency or  instrumentality  of any of the foregoing,  (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such  organization  is subject to the tax imposed by Section 511 of the Code, (vii) any  organization  described in Section 1381(a) (2)(C) of the
Code, or (viii) any other entity  designated as a Disqualified  Organization  by relevant  legislation or regulations amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an  instrumentality of the United States or of any state or  political  subdivision  thereof  if all of its  activities  are subject to tax and a majority of its board of  directors is not selected by such governmental  unit. For purposes of this  definition,  the terms "United States"
and  "international  organization"  shall have the meanings set forth in Section
7701 of the Code.

Distributable Excess Spread: As to any Distribution Date, the lesser of the amount of related Excess Spread for such Distribution Date and the portion of such Excess Spread required to be distributed pursuant to Section 5.1(a)(i)(E), such that the amount of the O/C Amount for such Distribution Date is equal to the applicable Specified O/C Amount for such Distribution Date.

Distribution Account: The Eligible Account established and maintained by the Trustee pursuant to Section 5.3.

Distribution Date: The twenty-fifth day of each month, or if such day is not a Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Certificates.

Document Custodian: The Person designated pursuant to Section 3.16, initially,
First Union National Bank of North Carolina, Trust Department.

Due Date: As to any Mortgage Loan, the day of the month on which the Monthly
Payment is due from the Mortgagor.

Electronic Ledger: The electronic master record of home equity mortgage loans maintained by the Master Servicer.

Eligible Account: An account that is either (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by Standard & Poor's and are rated P-1 by Moody's, (ii) an account or accounts maintained with a depository institution with a minimum long-term unsecured debt rating of Baa3 by Moody's and BBB by S&P, provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, (iii) a segregated trust account maintained with the corporate trust departments of (A) the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (B) an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term unsecured debt rating of Baa3 by Moody's and BBB by S&P, or (iv) an account otherwise acceptable to each Rating Agency, the Certificate Insurer, as evidenced by a letter from each Rating Agency and the

                                        8




Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates provided, however, that no Eligible Account may at any time be established or maintained with the Depositor or any Affiliate of the Depositor.

Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United
         States;

                          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is A-1+ for Standard & Poor's and P-1 for Moody's);

                         (iii)  certificates  of  deposit,   time  deposits  and
         bankers'  acceptances (which, if Moody's is a Rating Agency, shall each have an original  maturity of not more than 90 days and, in the case of bankers'  acceptances,  shall in no event have an original  maturity of more than 365 days) of any U.S. depository institution or trust company incorporated  under the laws of the United  States or any state thereof and subject to  supervision  and  examination  by federal  and/or state banking  authorities,  provided  that  the  unsecured  short-term  debt obligations of such depository institution or trust company at the date of acquisition  thereof have been rated by each of Moody's and Standard
         & Poor's in its highest unsecured short-term debt rating category;

                          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their highest short-term rating categories;

                           (v) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of Aaa by Moody's and either AAAm or AAAm-G by Standard & Poor's; and

                          (vi)  other   obligations   or  securities   that  are
         acceptable  to each  Rating  Agency and the  Certificate  Insurer as an
         Eligible Investment hereunder and will not result in a reduction in the then current  rating of the  Certificates,  as evidenced by a letter to such  effect from each Rating  Agency and the  Certificate  Insurer and with respect to which the Master  Servicer  has  received  confirmation that, for tax purposes, the investment complies with the last clause of this definition;


                                        9




provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Loan Balance (or in the case of a substitution of more than one
Mortgage  Loan for a Defective  Mortgage  Loan,  an aggregate  outstanding  Loan
Balance), equal to or not more than 10% less than the Loan Balance of such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; provided, however, that a Mortgage
Loan that meets all the other requirements of this definition, but has a remaining term to maturity that is (A) not more than one year longer than that of the Defective Mortgage Loan and (B) not later than the maturity date of the latest maturing Mortgage Loan then owned by the Trust, will not fail to qualify as an Eligible Substitute Mortgage Loan if the Loan Balance of such Mortgage
Loan  on the  date  of  such  substitution,  when  added  to the  Loan  Balances
(determined as of the date of the substitution of such loan) that qualified as Eligible Substitute Mortgage Loans in reliance upon the provisions of this proviso clause, does not exceed an amount equal to $1,000,000; (v) comply with each representation and warranty set forth in Section 2.6 (deemed to be made as of the date of substitution); (vi) have an original Combined Loan-to- Value
Ratio not greater than that of the Defective Mortgage Loan and in no event greater than 100%; and (vii) have an Original Loan Balance of not greater than $770,000. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Rating Agencies.

Event of Default:  As defined in Section 8.1.

Excess O/C Amount: As to any Distribution Date, the amount, if any, by which (i) the O/C Amount for such Distribution Date exceeds (ii) the Specified O/C Amount for such Distribution Date.

Excess Spread: With respect to any Distribution Date, the positive excess, if any, of (x) Available Funds for such Distribution Date over (y) the amount required to be distributed pursuant to Section 5.1(a)(i)(A)-(D) on such Distribution Date.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.


                                       10




FHLMC:  The Federal Home Loan Mortgage Corporation.

Final Scheduled Distribution Date: The Distribution Date occurring in September,
2027.

First Lien: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

Foreclosure Proceedings: Proceedings or action for foreclosure, deed in lieu of foreclosure or trustee's sale with respect to any Mortgage Loan and the related
Mortgaged Property.

Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable
Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

Insurance Agreement: The Insurance Agreement dated as of August 1, 1996 among the Depositor, the Trustee, the Seller and the Certificate Insurer, including any amendments and supplements thereto.

Insurance  Proceeds:  Proceeds paid by any insurer  (other than the  Certificate
Insurer) pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to the last sentence of
Section 3.5 hereof, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related
Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

Insured Payment: With respect to any Distribution Date, an amount equal to the sum of (a) the amount, if any, by which the Aggregate Class A Interest
Distribution for such Distribution Date exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution
Date pursuant to Section 5.1 and (b) (i) if such Distribution Date is not the Final Scheduled Distribution Date, the Class A Guaranteed Principal Distribution
Amount on such  Distribution Date or (ii) if such Distribution Date is the Final
Scheduled  Distribution  Date, the related  Aggregate Class A Principal  Balance
(taking into account  distributions  allocable to principal on such Distribution
Date pursuant to Section 5.1(a)).

Interest Collections: As to any Distribution Date, all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of any payments of the Purchase Price for a Mortgage
Loan, Insurance Proceeds, Net Liquidation Proceeds and any Monthly Advance made with respect to such Distribution Date as is allocable to interest on the applicable Mortgage Loan and any portion of Payaheads constituting interest intended by the Mortgagor for application in the related Collection Period) collected by the Master Servicer under the Mortgage Loans (excluding any portion of Payaheads constituting interest intended by the Mortgagor for application in a subsequent

                                       11




Collection Period, any fees, late charges or similar administrative fees paid by Mortgagors) during the related Collection Period (net of the Servicing Fee for such Collection Period and any portion of any Unreimbursed Advance as is allocable to interest on the applicable Mortgage Loan).

Interest Period: As to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Lien:  Any  mortgage,   deed  of  trust,  pledge,   conveyance,   hypothecation,
assignment,  participation, deposit arrangement, encumbrance, lien (statutory or other),  preference,  priority right or interest or other security  agreement or preferential  arrangement of any kind or nature whatsoever,  including,  without limitation,  any  conditional  sale or  other  title  retention  agreement,  any financing  lease having  substantially  the same  economic  effect as any of the foregoing  and the filing of any financing  statement  under the UCC (other than
any  such  financing  statement  filed  for  informational   purposes  only)  or
comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection
Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgage Loan have been recovered.

Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.18 (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

Liquidation Loss Amount:  With respect to any Distribution Date and any Mortgage
Loan that  becomes a  Liquidated  Mortgage  Loan during the  related  Collection
Period, the excess, if any, of the Loan Balance thereof at the end of such Collection Period over the Net Liquidation Proceeds applied in reduction of such Loan Balance.

Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Certificate Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO or any condemnation or taking by eminent domain, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

Liquidation Report:  As defined in Section 3.7.

Loan Balance: With respect to each Mortgage Loan, other than a Liquidated
Mortgage Loan, and as of any date of determination, the Cut-Off Date Loan
Balance less all Principal

                                       12




Collections  credited  against the Loan Balance of such Mortgage  Loan. The Loan
Balance of any Liquidated  Mortgage Loan shall be deemed to be equal to the Loan
Balance  of the  related  Mortgage  Loan as of the  final  recovery  of  related
Liquidation Proceeds and a Loan Balance of zero thereafter.

Loan Rate: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Loan Balance.

Majority Holders: The Holder or Holders of each Class of Class A Certificates evidencing Percentage Interests in excess of 51% in the aggregate and of the Class B-IO Certificate evidencing Percentage Interests in excess of 51% in the aggregate.

Monthly Advance:  As defined in Section 3.4.

Monthly Payment: For any Collection Period with respect to any Mortgage Loan, the scheduled monthly payment of principal of and interest due on such Mortgage
Loan that is payable by the Mortgagor under the related Mortgage Note during such Collection Period (without regard to any rescheduling pursuant to Section
3.2(a)(ii)).

Moody's:  Moody's Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first, or second, lien on an estate in fee simple interest in real property securing a Mortgage Loan.

Mortgage File: The mortgage documents listed in Section 2.1(a) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans included in the Trust on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth herein as Exhibit D, which schedule sets forth as to each Mortgage Loan (i) the Cut-Off Date Loan Balance, (ii) the name of the Mortgagor, (iii) the account number, (iv) the lien position of the related Mortgage, (v) the State and Zip Code in which the Mortgaged Property is located, (vi) the Loan Rate, (vii) the stated maturity date of the Mortgage
Note, (viii) the Combined  Loan-to-Value  Ratio, (ix) the Original Loan Balance,
(x) the Due Date, (xi) the remaining number of months to maturity as of the Cut-Off Date, (xii) the first date on which a Monthly Payment is due, (xiii) whether the Mortgaged Property is owner occupied or non-owner occupied, (xiv) whether the Mortgaged Property is a single family residence, two-to-four family residence, a condominium or other property and (xv) if the Mortgage Loan is a "balloon loan", the amortization terms (e.g., 30 due in 15). The Mortgage Loan
Schedule will be amended from time to time to reflect the substitution of an Eligible Substitute Mortgage Loan for a Defective Mortgage Loan from time to time hereunder.

Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee pursuant to Section 2.1 (including, without limitation, all Eligible
Substitute Mortgage Loans

                                       13




that are at any time substituted for any Defective Mortgage Loans), together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Seller or the Master Servicer, as the case may be, from time to time pursuant to Section 2.2, 2.6 or 3.1, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered at the Closing Date.

Mortgage Note: With respect to a Mortgage Loan, the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

Mortgagor:  The obligor or obligors under a Mortgage Note.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan,
Liquidation Proceeds net of Liquidation Expenses.

Net Loan Rate: As to any Mortgage Loan, the related Loan Rate less the Servicing
Fee Rate, the Trustee Fee Rate and the Premium Percentage.

Nondisqualification Opinion: An Opinion of Counsel that a contemplated action will neither cause the REMIC Pool to fail to qualify as a REMIC at any time that the Certificates are outstanding nor cause a "prohibited transaction" or "prohibited contribution" tax (as defined in the REMIC Provisions) to be imposed on the REMIC Pool.

Nonrecoverable  Advances:  With  respect to any Mortgage  Loan,  (i) any Monthly
Advance previously made and not reimbursed pursuant to Section 3.3(ii), or (ii) a Monthly Advance proposed to be made in respect of a Mortgage Loan which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Seller and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 3.3(ii) or 3.3(vii).

O/C Amount: As of any Distribution Date, the excess, if any, of (i) the Aggregate Loan Balance as of the close of business on the last day of the related Collection Period over (ii) the Aggregate Class A Principal Balance as of such Distribution Date (after giving effect to amounts otherwise available in respect of the Class A Monthly Principal Distribution Amount and Outstanding
Class A Principal Carryover Shortfall, if any, for such Distribution Date).

O/C Reduction Amount: As to any Distribution Date, an amount equal to the lesser of (i) the Excess O/C Amount for such Distribution Date and (ii) Available Funds remaining after making the distributions required to be made pursuant to Section
5.1(a)(i)(A) and (B) on such Distribution Date.

Officer's Certificate: A certificate signed by the President, a Senior Vice
President, a Vice President, Assistant Vice President, the Treasurer, Assistant
Treasurer, Controller or Assistant Controller of the Depositor, the Seller, the
Master Servicer or the Document Custodian, as the case may be.

                                       14





Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be in-house counsel for the Seller, the Master Servicer or the Depositor
(except that any opinion relating to taxation must be an opinion of independent outside counsel).

Original Class A Certificate  Principal  Balance:  With respect to the Class A-1
Certificates,   $68,008,000,   with  respect  to  the  Class  A-2  Certificates,
$34,126,000,  with  respect  to the Class A-3  Certificates,  $26,157,000,  with respect  to the Class A-4  Certificates,  $11,433,000,  and with  respect to the
Class A-5 Certificates, $17,535,000.

Original Loan Balance: As to any Mortgage Loan, the original principal amount of such Mortgage Loan outstanding on the date such loan was made.

Outstanding Class A Principal Carryover Shortfall: As to any Distribution Date, the amount by which the Class A Principal Distribution for each prior
Distribution Date exceeded the amount in respect of principal that is actually distributed in respect thereof on such prior Distribution Date.

Outstanding  Class  Interest  Carryover  Shortfall:  As to any  Class of Class A
Certificates and any Distribution  Date, the amount of Class Interest  Carryover
Shortfall for such Distribution Date plus one month's interest thereon, at the related Certificate Rate, to the extent permitted by law.

Owner:  As defined in Section 6.4.

Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Payahead: With respect to any Due Date and Mortgage Loan, a Monthly Payment received by the Master Servicer with the scheduled Monthly Payment for such Due
Date, intended by the related Mortgagor to be applied on a subsequent Due Date.

Paying Agent:  Any paying agent appointed pursuant to Section 6.5.

Percentage Interest: As to any Class A Certificate, the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Class A Certificates of the same Class. As to any Class R Certificate, the percentage stated on the face of such Certificate, which shall be either 99.999999% or, but only with respect to the Tax Matters
Person Residual Interest held by the Tax Matters Person, 0.000001%.

Permitted  Transferee:  Any Person other than (i) the United States,  a State or
any   political   subdivision   or   possession   thereof,   or  any  agency  or
instrumentality   of  any  of  the   foregoing,   (ii)  a  foreign   government,
international  organization  or any agency or  instrumentality  of either of the foregoing,  (iii) an organization  which is exempt from tax imposed by Chapter 1 of the Code  (including  the tax imposed by Section 511 of the Code on unrelated business  taxable  income) or any excess  inclusions (as defined in Code Section
860E(c)(1)), with

                                       15




respect  to any  Class  R  Certificate  (except  certain  farmers'  cooperatives described in Code Section 521),  (iv) rural  electric and telephone  cooperative described in Code Section  1381(a)(2)(C),  (v) a Person that is not a citizen or resident of the United  States,  a  corporation,  partnership,  or other  entity created or organized in or under the laws of the United  States or any political subdivision thereof, or an estate or trust whose income from sources without the
United States is includible in gross income for United States federal income tax purposes  regardless or its  connection  with the conduct of a trade or business within  the  United  States,  and (vi) any  other  Person  so  designated  in an
Officer's  Certificate  delivered to the Trustee by the Master Servicer based on an Opinion of Counsel  delivered  to the Master  Servicer and the Trustee to the effect  that any  Transfer  to such Person may cause the REMIC Pool or any other
Holder of a Class R Certificate to incur tax liability that would not be imposed other than on account of such Transfer.  The terms "United  States," "State" and
"international  organization"  shall have the meanings set forth in Code Section
7701  or  successor   provisions.   The  terms  "United  States",   "State"  and
"international  organization"  shall have the meanings set forth in Code section
7701  or  successor  provisions.  A  corporation  will  not  be  treated  as  an instrumentality  of the United  States or of any State or political  subdivision thereof if all of its  activities are subject to tax, and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

Person:  Any  individual,  corporation,   partnership,  joint  venture,  limited
liability  company,  association,  joint-stock  company,  trust,  unincorporated organization or government or any agency or political subdivision thereof.

Pool Delinquency Rate: As to any Collection Period, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate Loan Balance of all Mortgage Loans that are 90 or more days delinquent (including Mortgage Loans in foreclosure and REO) as of the close of business on the last day of such Collection Period and the denominator of which is equal to the Aggregate Loan
Balance as of the close of business on the last day of such Collection Period.

Pool Factor: With respect to any Distribution Date and the Mortgage Loans, the percentage, carried to six places, obtained by dividing the Class A Principal
Balance of a Class of Class A Certificates for such Distribution Date by the Original Class A Certificate Principal Balance of such Class.

Premium  Amount:  As to any  Distribution  Date,  the  product  of  the  Premium
Percentage and the Aggregate Class A Principal Balance before giving effect to distributions to be made on such Distribution Date.

Premium Percentage:  As defined in the Certificate Insurance Policy.

Prepayment Assumption: A conditional rate of prepayment equal to 4.00% per annum in the first month of the life of the  mortgage  loans and an  additional  1.45%
(precisely 16/11) (expressed as a percentage per annum) in each month thereafter until the  twelfth  month;  beginning  in the  twelfth  month and in each  month thereafter during the life of the mortgage loans, a conditional  prepayment rate of 20% per annum each month is assumed.

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




Principal Collections: As to any Distribution Date, all payments by or on behalf of Mortgagors and any other amounts  constituting  principal  (including without limitation  such portion of any payments of the Purchase  Price for any Mortgage
Loan, Insurance Proceeds, Net Liquidation Proceeds and any Monthly Advance as is
allocable to principal of the applicable Mortgage Loan, any portion of Payaheads constituting  principal intended by the Mortgagor for application in the related
Collection  Period  and  any  Substitution  Adjustment  Amounts,  but  excluding
Foreclosure Profits and any portion of any Unreimbursed  Advance as is allocable to  principal  of the  applicable  Mortgage  Loan and any  portion of  Payaheads constituting  principal  intended  by  the  Mortgagor  for  application  in  any subsequent  Collection  Period)  collected  by the  Master  Servicer  under  the
Mortgage  Loans  during  the  related  Collection  Period,  including,   without
limitation,  all Principal  Prepayments  and  Curtailments  received during such
Collection Period.

Principal  Prepayment:  Any payment or other recovery of principal on a Mortgage
Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

Prospectus:  The base prospectus dated August 19, 1996.

Prospectus Supplement: The prospectus supplement dated August 22, 1996 relating to the offering of the Class A Certificates.

Purchase  Agreement:  The  Mortgage  Loan  Purchase  Agreement,  dated as of the
Cut-Off Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans.

Purchase Price: With respect to any Mortgage Loan to be repurchased or purchased pursuant to Sections 2.2, 2.6 or 3.1 on any date pursuant to any provision of this Agreement, an amount equal to the sum of (i) the Loan Balance of such Mortgage Loan as of the last day of the Collection Period ended immediately preceding the date of repurchase or purchase, (ii) accrued and unpaid interest through such Collection Period computed at the applicable Loan Rate on the Loan
Balance calculated as set forth in clause (i) of this definition, (iii) any delinquent interest on such Mortgage Loan as to which no Monthly Advance has been made, (iv) all Unreimbursed Advances relating to such Mortgage Loan and (v) all amounts owed to the Certificate Insurer in respect of any portion of any Insured Payment that relates to such Mortgage Loan.

Qualified Mortgage: Has the meaning from time to time given to that term in
Section 860G(a)(3) of the Code.

Rating Agency: Any statistical credit rating agency, or its successor, that rated the Class A Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-l+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the

                                       17




case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean
"AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

Record Date:  The last day of the month preceding the month in which the related
Distribution Date occurs.

Reimbursement Amount: With respect to any Distribution Date, the amount required to be distributed to the Certificate Insurer pursuant to Section 5.1(ii)(A) and
(B) on such Distribution Date.

Related Documents:  As defined in Section 2.1(a).

REMIC: A "real estate mortgage investment conduit" within the meaning of Section
860D of the Code.

REMIC Pool:  The Trust Assets and the Certificate Insurance Policy.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear in Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and Treasury regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO: A Mortgaged Property that is acquired by the Trustee in foreclosure or by deed in lieu of foreclosure.

Replacement Event:  As defined in Section 4.3.

Responsible Officer: When used with respect to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate: As to any Distribution Date, the average of the Pool Delinquency Rates for each of the three (or one and two in the case of the first and second Distribution Dates) immediately preceding Collection
Periods.

SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of
1989,  or if at any time after the  execution  of this  instrument  the  Savings
Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

Servicer Removal Right Event:  The occurrence of:


                                       18




         (i) on any Distribution Date, the Rolling Three Month Delinquency Rate exceeds 6.0%; or

         (ii) (A) on any Distribution Date on or prior to the Distribution Date that is the fifth anniversary of the initial Distribution Date, the Total Losses exceed 3.5% of the CutOff Date Aggregate Loan Balance; or (B) on any
Distribution Date on or prior to the Distribution Date that is the tenth anniversary of the initial Distribution Date, Total Losses exceed 4.5% of the Cut-Off Date Aggregate Loan Balance.

Servicing Advances: All reasonable and customary unanticipated "out of pocket" costs and expenses incurred in the performance by the Master Servicer or a Subservicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged
Property, (ii) any enforcement or judicial proceedings,  including foreclosures,
(iii) compliance with the obligations under Sections 3.5, 3.7 and 3.19 and (iv) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the first lien pursuant to Section 3.18, all of which reasonable and customary unanticipated out-of-pocket costs and expenses are reimbursable to the extent provided in Sections 3.3(ii) and 3.3(vii) and 3.7.

Servicing Certificate: A certificate completed and executed by a Servicing
Officer on behalf of the Master Servicer in accordance with Section 4.1.

Servicing Compensation: The Servicing Fee and other amounts to which the Master
Servicer is entitled pursuant to Section 3.9.

Servicing Fee: With respect to any Collection Period, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the Aggregate Loan Balance of the
Mortgage Loans as of the first day of such Collection Period.

Servicing Fee Rate:  0.50% per annum.

Servicing Officer: Any officer of the Master Servicer or a Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Master Servicer, as such list may be amended from time to time.

Single-Family Residence: Has the meaning from time to time given to that term in
Section 25(e)(10) of the Code.

Specified O/C Amount:  As to any Distribution Date, the greatest of:

         (i) (a) for any Distribution  Date prior to the Step Down Date the Base
O/C Amount and (b) for any Distribution Date occurring on or after the Step Down
Date, the lesser of (A) the Base O/C Amount and (B) two (2) times the product of the Base O/C Percentage and the Aggregate Loan Balance as of the close of business on the last day of the related Collection Period;


                                       19




         (ii) the product of (x) the excess,  if any, of the Rolling Three Month
Delinquency  Rate for such  Distribution  Date over 2.00% and (y) the  Aggregate
Loan  Balance  as of the  close  of  business  on the  last  day of the  related
Collection Period;

         (iii) with respect to the  Distribution  Dates after the Spread Holiday
Expiration  Date, the sum of the Loan Balances of the five (5) largest  Mortgage
Loans as of the  close of  business  on the last day of the  related  Collection
Period; and

         (iv) an amount equal to the product of (x) the Cut-Off Date Aggregate
Loan Balance and (y) .25%, which is $393,147.75.

Spread  Holiday  Expiration  Date: The fifth (5th)  Distribution  Date after the
Distribution Date on which the Base O/C Amount equals or exceeds $750,000.

Standard & Poor's: Standard & Poor's Ratings Group, a division of McGraw-Hill,
Inc. or its successor in interest.

Step Down Date:  The later to occur of (i) the first date on which the Aggregate
Loan  Balance  is less  than or equal  to  $78,629,500  and  (ii) the  thirtieth
Distribution  Date  provided,  however,  that,  if on the Step Down Date  either
(a)(I) the Aggregate Loan Balances of all Mortgage Loans that were 60 or more days past due on average during the six month period preceding the Step Down
Date exceeded 4.00% and are less than 8.00% of the Aggregate  Loan Balance,  and
(II) the Total Losses since the Cut-Off Date  exceeded  4.50% of the CutOff Date
Aggregate  Loan Balance or (b)(I) the  aggregate  Loan  Balances of all Mortgage
Loans that were 60 or more days past due on average during the six month period preceding the Step Down Date exceeded 8.00% of the Cut-Off Date Aggregate Loan
Balance and (II) the Total Losses since the Cut-Off Date exceeded 2.00% of the Cut-Off Date Aggregate Loan Balance, then the Step Down Date shall not occur until such time as the foregoing tests have been met for any six consecutive month period (calculated as of a Distribution Date).

Subordinate Certificates:  The Class B-IO and Class R Certificates.

Subservicer: First Union Mortgage Corporation and any other Person with whom the Master Servicer has entered into an arrangement to service the Mortgage Loans.

Substitution  Adjustment  Amount:  As to any  Collection  Period  related to the
Distribution Date with respect to which the Seller or the Master Servicer substitutes one or more Eligible Substitute Mortgage Loans pursuant to any provision hereof, the amount, if any, by which (i) the aggregate Loan Balances at the end of such Collection Period of all such Eligible Substitute Mortgage
Loans being added to the Trust is less than (ii) the aggregate Loan Balances at the end of such Collection Period of the related Mortgage Loans being removed from the Trust, such amount to be deposited into the Collection Account as provided in Section 2.7(a).

Tax Matters Person: The Person designated by Section 11.1(a) as the "tax matters person" of the REMIC Pool as required by and in conformity with Treasury regulations Section 1.860F-4(d).

                                       20





Tax  Matters  Person  Residual  Interest:  A  0.000001%  interest in the Class R
Certificates, which shall be issued to and held by the Tax Matters Person.

Total Losses: On any Distribution Date, the sum of the aggregate of all Liquidation Loss Amounts through and including such Distribution Date.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transfer Date: With respect to any Mortgage Loan transferred to or retransferred from the Trust hereunder, the date on which such transfer or retransfer is made under the terms hereof, which date shall be the Closing Date in the case of all of the Mortgage Loans originally listed on the Mortgage Loan Schedule.

Trust:  The trust created by this Agreement.

Trust Assets:  As specified in Section 2.1.

Trustee: Norwest Bank Minnesota, National Association and its successors in interest or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

Trustee Fee: As to an Distribution Date, an amount equal to the product of the Trustee Fee Rate and the Class A Certificate Balance as of the first day of the preceding Collection Period.

Trustee Fee Rate:  0.01625% per annum.

Unreimbursed Advances: With respect to any Distribution Date, an amount equal to the aggregate of all Monthly Advances made on prior Distribution Dates that have not been reimbursed to the Master Servicer.

Updated Combined Loan-to-Value Ratio: As to any Mortgage Loan with respect to which the Master Servicer consents to the placement of a senior lien on the related Mortgaged Property pursuant to Section 3.1, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Loan Balance of such Mortgage Loan immediately following such placement and (ii) the unpaid principal balance of the related first mortgage loan immediately following such placement, and the denominator of which is the Valuation of the related Mortgaged Property based upon the drive-by appraisal or other estimate of the value made by or on behalf of the Trust at the time of and in connection with such consent.

Valuation: With respect to any Mortgaged Property at any time referred to herein, the appraised value of the Mortgaged Property based upon the most recent appraisal made by or on behalf of the Master Servicer or the originator of the related Mortgage Loan.

Voting Rights: The portion of the aggregate voting rights of all the Certificates evidenced by a Certificate. At all times during the term of this Agreement, 100% of the Voting Rights

                                       21




shall be allocated among Holders of the Class A Certificates in proportion to the Original Class Certificate Principal Balances of their respective Classes.
The Holders of the Subordinate Certificates shall have no Voting Rights.

Weighted Average Net Loan Rate: As to any Distribution  Date, the average of the
Net Loan Rates applicable to interest due on the Mortgage Loans during the related Collection Period, weighted on the basis of the related Loan Balances as of the first day of the related Collection Period.

         Section 1.2.        Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used herein and in any  certificate  or other  document  made or delivered  pursuant hereto or thereto,  accounting  terms not defined in Section
1.1,  and  accounting  terms  partly  defined in  Section  1.1 to the extent not defined,  shall  have the  respective  meanings  given to them  under  generally
accepted  accounting   principles  or  regulatory  accounting   principles,   as
applicable.  To the extent that the  definitions of accounting  terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "including" when used in this Agreement is intended to be illustrative and not exclusive;
Section, subsection, paragraph, clause and Exhibit references contained in this Agreement are references to Sections, subsections, paragraphs, clauses and Exhibits in or to this Agreement unless otherwise specified; and the definitions of terms set forth herein are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         Section 1.3.        Interest Calculations.

         All calculations of interest hereunder that are made in respect of the Loan Balance of a Mortgage Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest on the Certificates shall be made on the basis of a 360- day year consisting of twelve
30-day months. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                       22




                                   ARTICLE 2.

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.1.        Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery of this
Agreement, does hereby sell, transfer,  assign, set over and otherwise convey to the Trust  without  recourse  (subject to Sections 2.3 and 2.6),  (i) all of its right,  title  and  interest  in  and  to  each  Mortgage  Loan  (including  all substitutions  therefor),  including  its  Cut-Off  Date  Loan  Balance  and all collections in respect thereof  received on or after the Cut-Off Date (exclusive of payments in respect of principal and interest on the Mortgage Loans due prior to the CutOff Date and received  thereafter but including any Payaheads received prior to the Cut-Off  Date  relating to a Due Date  occurring  after the Cut-Off
Date), (ii) any Mortgaged  Property  converted to ownership through  Foreclosure
Proceedings or otherwise,  (iii) any insurance  policies related to the Mortgage
Loans, (iv) all rights under any guaranty executed in connection with a Mortgage
Loan; (v) the related Mortgage Notes,  Mortgages and other documents  related to the  Mortgage  Loans,  (vi) all other  assets  included or to be included in the
Trust for the benefit of the  Certificateholders,  (vii) the Collection  Account
and the Distribution  Account and all funds and other assets  deposited  therein
and  all  instruments,   securities  (including,  without  limitation,  Eligible
Investments)  or  other  property  in  which  the  Collection  Account  and  the
Distribution  Account  may be  invested  in whole or in part  from time to time, including  all  amounts  from  time to  time  on  deposit  therein  (other  than investment income earned on such Eligible  Investments);  (viii) the Depositor's
rights  under  the  Purchase  Agreement,   including,  without  limitation,  the
representations and warranties of the Seller thereunder together with all rights of the  Depositor  to  require  the  Seller  to cure any  breach  thereof  or to repurchase or substitute for any affected  Mortgage Loan in accordance  with the
Purchase  Agreement  and (ix) the proceeds of all of the  foregoing  (all of the foregoing being referred to as the "Trust Assets").  In addition, on or prior to the Closing Date, the Depositor shall cause the  Certificate  Insurer to deliver the Certificate  Insurance Policy to the Trustee.  The foregoing sale, transfer, assignment,  set over and conveyance does not and is not intended to result in a creation or an assumption by the Trustee of any obligation of the Depositor, the
Seller  or any  other  Person  in  connection  with  the  Mortgage  Loans or any agreement  or  instrument  relating  thereto  except as  specifically  set forth herein.

         In connection with such transfer, assignment and conveyance by the Depositor, the Seller shall deliver to, and deposit with the Document Custodian, on or before the Closing Date and, subject to the provisions of Sections 3.16 and 3.17, the Document Custodian shall retain, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents"):

                           (i) the original Mortgage Note, endorsed "Pay to the order of _________________, without recourse," signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage
         Loan to the Seller;


                                       23




                          (ii) the original Mortgage, with evidence of recording
         thereon, provided, that if the original Mortgage has been delivered for
         recording  to  the   appropriate   public   recording   office  of  the
         jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office,  the Seller shall cause to be delivered to the Document  Custodian a certified  true copy of such original  Mortgage so certified by the Seller,  together with a certificate of the Depositor certifying that such original Mortgage has been so delivered to such recording office;

                         (iii) the original  assignment  of  Mortgage,  from the
         Seller to "Norwest Bank Minnesota, National Association, as trustee for the  registered  holders  from time to time of First Union  Residential
         Securitization   Transactions,   Inc.  Home  Equity  Loan  Asset-Backed
         Certificates,  Series  1996-1," which  assignment  shall be in form and substance acceptable for recording;

                          (iv) the original attorney's opinion of title or the original policy of title insurance, provided, that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall cause to be delivered to the Document Custodian a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                           (v)  originals  of  all  intervening  assignments  of
         Mortgage, with evidence of recording thereon,  showing a complete chain of title from the originator to the Seller,  provided, that if any such original  intervening  assignment  of Mortgage has been  delivered  for
         recording  to  the   appropriate   public   recording   office  of  the
         jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such  recording  office,  the Seller may have delivered to the Document  Custodian a certified true copy of such original  assignment  of Mortgage so certified by the Seller,  together with  a  certificate  of  the  Seller  certifying  that  such  original assignment of Mortgage has been so delivered to such recording  office;
         and

                          (vi) originals of all assumption and modification agreements, if any;

provided,  however, the Seller may deliver to the Document Custodian all Related
Documents other than those referred to in clause (i) above (except for those Mortgage Loans listed on Exhibit N which may be delivered within 30 days after the Closing Date) within 60 days after the Closing Date.

         In all such instances, the Seller will deliver or cause to be delivered the original recorded Mortgage to the Document Custodian promptly upon receipt of the original recorded Mortgage.

         The Seller hereby confirms to the Trustee that it has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked, and made the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder. The Electronic Ledger shall

                                       24




indicate that the Mortgage Loans are held by the Document Custodian as custodian for the Trustee with respect to the FURST Home Equity Loan Trust 1996-1.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgages, the Mortgage Notes and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgages, the Mortgage Notes and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

         In connection with such assignment,  transfer, sale and conveyance, the
Seller shall file, on or prior to the Closing Date, in the appropriate office of any applicable state, county or other relevant  jurisdiction,  a UCC-1 financing statement  executed  by the Seller as debtor,  naming the  Depositor  as secured party (and indicating that the security interest in such loans has been assigned to the Trustee) and listing as collateral the Mortgages, the Mortgage Notes, the
Related   Documents   and   other   property   constituting   the   Trust.   The
characterization  of the Seller as "debtor" and the Depositor as "secured party"
in any such financing  statement is solely for protective  purposes and shall in no way be construed  as being  contrary to the intent of the parties that either the  transfer  of the  Mortgage  Loans by the  Seller to the  Depositor  and the
transfer of the  Mortgage  Loans by the  Depositor  to the Trust be treated as a sale to the Depositor and Trust,  respectively,  of the respective  transferor's entire  right,  title  and  interest  in and to the  property  specified  in the preceding sentence. In connection with such filing, the Seller shall cause to be filed all necessary  continuation  statements thereof and amendments thereto and take or cause  to be taken  such  actions  and  execute  such  documents  as are necessary  to  continue  the  perfection  and  protect  the  Certificateholders'
interest in such property.

         (b) The Seller shall use its best efforts, within 30 days of the occurrence of an Assignment Event, and in any event within 60 days of the occurrence of an Assignment Event, at its own expense, shall either (i) record the assignment of each Mortgage in favor of the Trustee in the appropriate real property office or other records office or (ii) deliver to the Trustee the assignment of each Mortgage in favor of the Trustee in form for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related
Mortgage Loan or, in the event a court should recharacterize the conveyance of the Mortgage Loans as a loan or a security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan.
With respect to any Assignment of Mortgage as to which the related recording information is unavailable within the applicable time period set forth above, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the date such Assignment of Mortgage is otherwise required to be recorded pursuant to this Section. The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the

                                       25




Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Depositor shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section 2.1(b) shall result in the obligation of the Seller to purchase or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.2.

         (c)   The   Document    Custodian   agrees,    for   the   benefit   of
Certificateholders  and the Trustee,  within 60 days after delivery to it of the
Mortgage Files and the Related  Documents hereof to review the Mortgage Files to ascertain  that all  required  documents  set forth in  paragraphs  (i) - (v) of
Section 2.1(a) have been executed and received, and that the Mortgage Notes have been endorsed  without  recourse and in blank, and that such documents relate to the Mortgage Loans  identified on the Mortgage Loan Schedule and in so doing the
Document  Custodian may rely on the purported due execution and  genuineness  of any signature thereon. If within such 60-day period the Document Custodian finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage  Loans  identified  in said Mortgage
Loan  Schedule  or,  if in the  course of its  review,  the  Document  Custodian determines  that such  Mortgage  File is  otherwise  defective  in any  material respect, the Document Custodian shall promptly upon the conclusion of its review of all of the Mortgage Files notify the Trustee,  the Certificate  Insurer,  the
Depositor  and the Seller,  and the Seller  shall have a period of 60 days after such notice within which to correct or cure any such defect; provided,  however, that if such defect  shall not have been  corrected  or cured within such 60-day period due  primarily to the failure of the related  office of real  property or other records to return any document constituting a part of a Mortgage File, the
Seller shall so notify the Document Custodian and the Trustee in writing and the period  during  which such  defect may be  corrected  or cured shall be extended until such time as any such  documents are returned from such related office (in no event,  however, will such period extend beyond one (1) year from the date of discovery of such defect);  provided that prior to any such extension the Seller shall  deliver to the  Document  Custodian a true copy of such  document  with a certification  by the Seller on the face of such copy  substantially as follows:
"certified  true and correct  copy of original  which has been  transmitted  for recordation."

         (d) The Document Custodian shall have no responsibility for reviewing any Mortgage File except as expressly provided in subsection (c) of Section 2.1.
Without limiting the effect of the preceding sentence, in reviewing any Mortgage
File pursuant to such subsection, the Document Custodian and the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine. In addition, with respect to documents referred to in clause (vi) of Section 2.1(a), the Document Custodian shall only be obligated to identify whether any such documents are included in the Mortgage File for each Mortgage Loan.


                                       26




         Section 2.2.        Acceptance by Trustee; Retransfer of Mortgage Loans.

         (a) The Trustee  hereby  acknowledges  its  receipt of the  Certificate
Insurance Policy and the sale and assignment of the Mortgage Loans and the Related Documents pursuant to the terms of this Agreement and declares that the Trustee holds and will hold such documents (to the extent required to be held by the Trustee hereunder) and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders.

         (b) If the time to correct or cure any defect of which the Trustee or the Document Custodian, as the case may be, has notified the Seller following review of the Mortgage Files by the Trustee or the Document Custodian, as the case may be, has expired without any correction or cure, the Seller shall, two
Business Days immediately preceding the Distribution Date in the month following the Collection Period in which the time to correct or cure such defect expired, repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto) from the Trust at a price equal to the Purchase Price, which amount shall be deposited into the Collection Account pursuant to Section 3.2 on such Business
Day or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan in accordance with Section 2.7. Promptly upon receipt by the Trustee of written notification signed by a Servicing Officer to the effect that the Purchase Price for any such Mortgage Loan has been so deposited into the Collection Account, the Document Custodian shall release to the Seller the Mortgage File for the repurchased Mortgage Loan and the Trustee shall execute and deliver to the Seller an assignment substantially in the form of Exhibit E, without recourse, in order to vest in the Seller legal and beneficial ownership of such repurchased or removed Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto).
The form of assignment attached as Exhibit E may be modified from time to time to the extent required by applicable law, as evidenced by an Opinion of Counsel delivered to the Trustee, it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose. The obligation of the Seller to repurchase or substitute for any Mortgage Loan shall constitute the sole remedy with respect to such defect available to Certificateholders or the Trustee against the Seller on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section
2.7(d) shall be delivered to the Trustee in connection with any such repurchase.

         Section 2.3.        Representations and Warranties of the Depositor.
(a) The Depositor represents and warrants to the Trustee on behalf of the Certificateholders as follows:

                           (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);


                                       27




                          (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor has good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Depositor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                         (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

                          (iv) The  Depositor has not  transferred  the Mortgage
         Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

         Section 2.4.        Representations and Warranties Regarding the Master
Servicer.

         The Master Servicer represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date:

                           (i) It is a national banking association, validly existing and in good standing under the laws of the United States of America and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgaged Properties;

                          (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
         When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                         (iii) It holds all necessary licenses, certificates and
         permits from all  government  authorities  necessary for conducting its business as it is presently conducted. It is not required to obtain the consent  of any  other  party  or any  consent,  license,  approval  or
         authorization   from,  or   registration   or  declaration   with,  any
         governmental  authority,  bureau  or  agency  in  connection  with  the execution,  delivery,  performance,  validity or enforceability of this
         Agreement,   except  for  such   consents,   licenses,   approvals   or
         authorizations,  or registrations  or declarations,  as shall have been obtained or filed, as the case may be, prior to the Closing Date;


                                       28




                          (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Association or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                           (v) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Master Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                          (vi) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master
         Servicer or its properties or might have consequences that would adversely affect its performance hereunder or under any subservicing agreement;

                         (vii)  The  collection  practices  used  by the  Master
         Servicer with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business and in compliance with the Master Servicer's underwriting criteria as described in the Prospectus;

                        (viii) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement; and

                          (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

         It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the Mortgage Files to the Document Custodian or the Trustee.

         Upon  discovery  by the Seller,  the  Certificate  Insurer,  the Master
Servicer, the Depositor or the Trustee, as the case may be, of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent

                                       29




of a Responsible Officer of the Trustee, such longer period specified in such consent, the Master Servicer shall cure such breach in all material respects.

         Section 2.5.        Representations and Warranties Regarding the Seller.

         The Seller represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date:

                           (i) It is a national banking association, validly existing and in good standing under the laws of the United States of America and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgaged Properties;

                          (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
         When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                         (iii) It holds all necessary licenses, certificates and
         permits from all  government  authorities  necessary for conducting its business as it is presently conducted. It is not required to obtain the consent  of any  other  party  or any  consent,  license,  approval  or
         authorization   from,  or   registration   or  declaration   with,  any
         governmental  authority,  bureau  or  agency  in  connection  with  the execution,  delivery,  performance,  validity or enforceability of this
         Agreement,   except  for  such   consents,   licenses,   approvals   or
         authorizations,  or registrations  or declarations,  as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                          (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Association or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;


                                       30




                           (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                          (vi) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                         (vii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would adversely affect its performance hereunder;

                        (viii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in the State of North Carolina;

                          (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller; and

                           (x) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

         It is understood and agreed that the representations and warranties set forth in this Section 2.5 shall survive delivery of the Mortgage Files to Document Custodian or the Trustee.

         Upon discovery by the Depositor,  the Certificate  Insurer,  the Master
Servicer, the Seller, or the Trustee, as the case may be, of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Seller shall cure such breach in all material respects.

         Section 2.6. Representations and Warranties of the Seller Regarding this Agreement and the Mortgage Loans; Transfer of Certain Mortgage Loans.

         (a) The Seller represents and warrants to the Trustee on behalf of the Certificate- holders as follows:

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




                           (i) The  information  with  respect to each  Mortgage
         Loan set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the CutOff Date;

                          (ii) All of the Related Documents set forth in Section
         2.1 (including all material  documents  related thereto) will have been delivered to the Document  Custodian  within the time periods set forth in Section 2.1. The Mortgage  File  contains  each of the documents and instruments  specified to be included  therein duly executed and in due and proper  form,  and each such  document or  instrument  is in a form
         generally   acceptable  to  prudent  mortgage  lenders  that  regularly originate or purchase  mortgage loans  comparable to the Mortgage Loans for sale to prudent  investors in the  secondary  market that invest in mortgage loans such as the Mortgage Loans;

                         (iii) (A) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, including, without limitation, condominiums, townhouses, manufactured homes and mobile homes. Each mobile home and manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and (B) each mobile home constituting any portion of any Mortgaged Property is a Single-Family Residence;

                          (iv) Each Mortgage Loan is being serviced by the Master Servicer;

                           (v) Each  Mortgage  Note with respect to the Mortgage
         Loans will  provide  for a schedule  of  substantially  level and equal
         Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note; provided, however that certain Mortgage Loans constituting approximately 42.7% of the Cut-Off
         Date Aggregate Loan Balance are balloon loans that provide for a final monthly payment substantially greater than the preceding monthly payments. All such balloon loans provide for monthly payment based upon a 30 year amortization schedule with a final balloon payment at the end of the 15th year;

                          (vi) Each Mortgage is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of second Mortgage Loan, only to a First Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion, as the case may be, with respect to the related Mortgage Loan, which exceptions are generally acceptable to home equity mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Document
         Custodian on behalf of the Trustee establishes in the Seller a valid and subsisting lien on the property described therein, and the Seller has full right to assign the same to the Trustee;


                                       32




                         (vii) Except with respect to liens released immediately
         prior to the  transfer  herein  contemplated,  each  Mortgage  Note and related  Mortgage  have not been  assigned or pledged  and  immediately prior to the transfer and assignment  herein  contemplated,  the Seller held good, marketable and indefeasible title to, and was the sole owner and  holder  of,  each  Mortgage  Loan  subject  to no liens,  charges,
         mortgages,  claims,  participation  interests,   equities,  pledges  or
         security  interests  of any  nature,  encumbrances  or rights of others
         (collectively, a "Lien"); the Seller has full right and authority under all governmental  and regulatory  bodies having  jurisdiction  over the
         Seller,  subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement;  and immediately upon the transfer and assignment herein  contemplated,  the
         Seller shall have  transferred all of its right,  title and interest in and to each  Mortgage  Loan to the  Depositor (or its assignee) and the
         Depositor (or its assignee) will hold good, marketable and indefeasible title,  to, and be the sole owner of, each  Mortgage Loan subject to no
         Liens;

                          (viii) None of the Mortgage Loans were 30 or more days delinquent as of the Cut-Off Date;

                          (ix) To the best knowledge of the Seller, there is no delinquent tax, fee or assessment lien on any Mortgaged Property;

                           (x) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                          (xi) (i) There is no mechanics' lien or claim for work, labor or material affecting the Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage except those liens which are fully insured against by the title insurance policy referred to in clause (xiii) below; and (ii) to the best of its knowledge, each Mortgaged Property is free of material damage and is in good repair;

                         (xii) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws;

                        (xiii) Either an attorney's opinion of title has been obtained or a lender's title insurance policy or binder issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated in an amount at least equal to the original principal balance thereof plus the original principal balance of any

                                       33




         senior lien mortgage that was issued on the date of the origination of each such Mortgage Loan, subject only to the exceptions of the character referred to in (vii) above, and each such policy or binder is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan as to which no title insurance policy or binder was issued;

                         (xiv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Section 3.5;

                          (xv) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 3.5, if and to the extent required by Section 3.5;

                         (xvi) Each  Mortgage  and  Mortgage  Note is the legal,
         valid  and  binding   obligation  of  the  related   Mortgagor  and  is
         enforceable  by the  Trustee  or  any  co-trustee  appointed  hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy,  insolvency,  reorganization,
         moratorium  or  other  similar  laws   affecting  the   enforcement  of
         creditors'  rights  generally  and  by  general  principles  of  equity
         (whether considered in a proceeding or action in equity or at law), and all  parties to each  Mortgage  Loan and the  Mortgagee  had full legal capacity  to execute  all  Mortgage  Loan  documents  and to convey the estate therein purported to be conveyed;

                        (xvii) All individual insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each
         Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                       (xviii) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and the Certificate Insurer and which has been or will be delivered to the Document Custodian on behalf of the Trustee. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage (other than the assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                          (xix) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                                       34



                          (xx) Any advances  made after the date of  origination
         of a Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding  principal amount secured by the related Mortgage, and the  secured  principal  amount,  as  consolidated,  bears a single interest rate and single  repayment term reflected on the Mortgage Loan
         Schedule.  The  consolidated  principal  amount  does  not  exceed  the original  principal  amount of the related  Mortgage  Loan. No Mortgage
         Note permits or obligates the Master  Servicer to make future  advances to the related  Mortgagor at the option of the Mortgagor.  There are no defaults in complying  with the terms of the  Mortgage,  and either (1)
         any taxes, governmental  assessments,  insurance premiums, water, sewer and municipal  charges or ground rents which previously  became due and owing have been paid, or (2) an escrow of funds has been established in an amount  sufficient to pay for every such item which  remains  unpaid and which has been assessed but is not yet due and payable.  Except for
         payments  in  the  nature  of  escrow   payments,   including   without
         limitation,  taxes and insurance payments,  the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor,  directly or  indirectly,  for the payment  of any  amount  required  by the  Mortgage  Note,  except  for interest  accruing  from  the  date  of the  Mortgage  Note  or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which  precedes by one month the Due Date of the first  installment  of principal and interest;

                         (xxi) To the best knowledge of the Seller,  there is no
         proceeding pending or threatened for the total or partial  condemnation
         of  any  Mortgaged  Property,   nor  is  such  a  proceeding  currently
         occurring, and such property is undamaged by waste, fire, earthquake or earth movement,  windstorm,  flood, tornado or other casualty, so as to affect  adversely the value of the  Mortgaged  Property as security for the Mortgage Loan or the use for which the premises were intended;

                        (xxii) To the best of its knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                       (xxiii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                        (xxiv) No Mortgage Loan was originated under a buydown plan or under a limited documentation program or is subject to the requirements of the Home Ownership and Equity Protection Act of 1994;

                                       35





                          (xxv) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

                          (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                       (xxvii) Either (i) no consent for the Mortgage Loan is required by the holder of the related First Lien or (ii) such consent has been obtained and is contained in the Mortgage File;

                      (xxviii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. To the Seller's best knowledge, there is no homestead or other exemption available to the related
         Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

                        (xxix) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (viii) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

                         (xxx) All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the Seller is not entitled have been deposited into the Collection Account and are, as of the Closing
         Date in the Collection Account;

                        (xxxi)  Substantially  all of the  Mortgage  Loans  were
         originated  in  general   accordance   with  the  credit   underwriting
         guidelines  of the  Seller,  which  are at  least as  stringent  as the underwriting criteria set forth in the Prospectus Supplement;

                       (xxxii) Each  Mortgage  Loan  conforms,  and all Mortgage
         Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement; each Mortgage Note and Mortgage is in substantially the form of Exhibit F hereto;

                          (xxxiii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

                       (xxxiv) Each Mortgage Loan was originated based upon an appraisal. Each such appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans;


                                       36




                          (xxxv) Each Mortgage Loan was originated by the Seller or an affiliate of the Seller or purchased by the Seller;

                       (xxxvi) (i) Each Mortgaged Property is located in the state identified on the Mortgage Loan Schedule and consists of a single-family residence (which may be detached, part of a two-to-four family dwelling, a condominium unit, a mobile, manufactured or modular home, a townhouse or a unit in a planned unit development). With respect to the Cut-Off Date Aggregate Loan Balance, (a) no more than 94.2% of the Mortgage Loans (by Cut-Off Date Aggregate Loan Balance) are secured by real property improved by a one-family residence erected thereon, (b) no more than 3.9% of the Mortgage Loans (by Cut-Off Date
         Aggregate Loan Balance) are secured by real property improved by two- to four-family dwellings, (c) no more than 0.77% of the Mortgage Loans
         (by Cut-Off Date Aggregate Loan Balance) are secured by real property improved by individual condominium units and units in a planned unit development, (d) no more than 0.5% of the Mortgage loans (by Cut-Off
         Date Aggregate Loan Balance) are secured by real property improved by mobile homes, and (e) no more than 0.63% of the Mortgage Loans (by
         Cut-Off Date Loan Balances) are secured by real property improved by a single-family residence of a type other than those enumerated in clause
         (a), (b) or (c) above; and (ii) as of the Cut-Off Date, no more than 0.53% of the Mortgage Loans (by Cut-Off Date Aggregate Loan Balance) are secured by Mortgaged Properties located in one United States postal zip code;

                          (xxxvii) No Mortgage Loan had a Combined Loan-to-Value
         Ratio at the time of origination of more than 100%;

                     (xxxviii)  With respect to the Cut-Off Date  Aggregate Loan
         Balance, 4.56% of the Mortgage Loans (by Cut-Off Date Loan Balances) are secured by Mortgaged Properties that are non-owner occupied properties (i.e., investor-owned and vacation);

                       (xxxix) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (vi) above;

                          (xl) Each Mortgage Loan was originated on or after July 1, 1986;

                          (xli) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;

                          (xlii) The Seller has not transferred the Mortgage
         Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

                       (xliii) To the best knowledge of the Seller,  all parties
         which  have  had  any  interest  in  the  Mortgage  Loan,   whether  as
         originator,  mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of

                                       37




         such interest, were): (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged
         Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be qualified or licensed in such state;

                        (xliv) To the best knowledge of the Seller, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                          (xlv) Each Mortgage Loan being transferred to the Trust is a Qualified Mortgage;

                          (xlvi) The Cut-Off Date Loan Balance for each Mortgage
         Loan is the scheduled Loan Balance indicated on the Mortgage Loan
         Schedule for such Mortgage Loan as of the Cut-Off Date; and

                       (xlvii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

                  With respect to the representations and warranties set forth in this Section 2.6(a) that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Certificate Insurer, the Seller, the Master Servicer, the Trustee or the
Document Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         (b) The representations and warranties set forth in Section 2.6(a) shall survive the delivery of the Mortgage Files to the Document Custodian or the Trustee. Upon discovery by the Seller, the Depositor, the Master Servicer, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan, the party discovering such breach shall give written notice thereof to the other parties within five (5) days after such discovery. Promptly after its discovery or its receipt of notice of any such breach, the Seller shall use all reasonable efforts to cure such breach in all material respects. Unless at the expiration of the 60-day period following receipt of such notice, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Seller shall, not later than two Business Days immediately preceding the Distribution Date in the month following the related Collection Period in which any such cure period expired, but only to the extent that such uncured breach materially and adversely

                                       38




affects the  interests  of the  Certificateholders,  repurchase  at the Purchase
Price such Defective Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto) in the same manner and subject to the same conditions as set forth in Section 2.2 or shall substitute an Eligible Substitute Mortgage Loan in accordance with
Section 2.7. Upon making any such repurchase, the Seller shall be entitled to receive an assignment of the repurchased or removed Mortgage Loan and a release of the related Mortgage File from the Document Custodian to the extent set forth in Section 2.2. The obligation of the Seller to repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller with respect to such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

         Section 2.7.  Substitution  of Mortgage  Loans.  (a) On a Determination
Date within two years  following  the Closing Date and which is on or before the date on which the Seller would  otherwise  be required to  repurchase a Mortgage
Loan under this  Article  II, the Seller may  deliver to the Trustee one or more
Eligible  Substitute  Mortgage Loans in substitution  for any one or more of the
Defective  Mortgage  Loans  which the Seller  would  otherwise  be  required  to
repurchase   pursuant  to  this  Article  II.  In   connection   with  any  such
substitution,  the Seller shall calculate the Substitution Adjustment Amount, if any, and shall  deposit such amount to the  Collection  Account on or before the second Business Day prior to the  Distribution  Date in the month succeeding the calendar  month during  which the related  Mortgage  Loan became  required to be purchased or replaced hereunder.

         (b) The Seller  shall  notify the Master  Servicer  and the  Trustee in writing not less than five Business Days before the related  Determination  Date which is on or before the date on which the Seller  would  otherwise be required to repurchase such Mortgage Loan pursuant to this Article II of its intention to effect a  substitution  under  this  Section.  On such  Determination  Date (the
"Substitution  Date"),  the Seller shall deliver to the Trustee (1) the Eligible
Substitute Mortgage Loans to be substituted for the original Mortgage Loans, (2)
a list of the original  Mortgage  Loans to be  substituted  for by such Eligible
Substitute  Mortgage  Loans,  (3) an Officers'  Certificate  (A) stating that no default by the Master Servicer  described in Section 8.1 shall have occurred and be continuing,  (B) stating that the aggregate principal balance of all Eligible
Substitute  Mortgage Loans (determined with respect to each Eligible  Substitute
Mortgage  Loan  as of the  Determination  Date  on  which  it  was  substituted)
including  the principal  balance of Eligible  Substitute  Mortgage  Loans being substituted on such Determination Date does not exceed an amount equal to 10% of the Cut-Off Date Aggregate Loan Balance as of the Closing Date, (C) stating that all conditions  precedent to such substitution  specified in subsection (a) have been  satisfied  and that each such  substituted  Mortgage Loan  constitutes  an
Eligible  Substitute  Mortgage Loan and  attaching as an exhibit a  supplemental
Mortgage Loan Schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of  information  as  appears on the  Mortgage  Loan  Schedule  and
representing   as  to  the  accuracy   thereof  and  (D)  confirming   that  the
representations and warranties  contained in Section 2.6 are true and correct in all material respects with respect to the Eligible  Substitute Mortgage Loans on and as of such Determination  Date, provided that remedies for the inaccuracy of such  representations  are limited as set forth in Section 2.6 and this  Section
2.7,  (4) an  Opinion  of  Counsel  to the  effect  set  forth  below  and (5) a certificate  stating  that  cash  in  the  amount  of the  related  Substitution
Adjustment Amount, if

                                       39




any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such original Mortgage Loans to the Seller.

         (c)  Concurrently  with the satisfaction of the conditions set forth in
Section  2.7(a)  and (b)  above and the  transfer  of such  Eligible  Substitute
Mortgage Loans to the Trustee pursuant to Section 2.7(a) above, Exhibit D to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

         (d) In connection with any Mortgage Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee an Opinion of Counsel to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day under Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day", the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Master
Servicer has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Mortgage Loan.

         Section 2.8. Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, each Class of Regular Certificates in authorized denominations and the Class R Certificates, together evidencing the ownership of the entire Trust.


                                   ARTICLE 3.

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.1.        The Master Servicer.

         (a) It is intended that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not

                                       40




knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust.

         (b) The Master Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Master Servicer shall at all times remain responsible to the Trustee and the Certificateholders for the performance of its duties and obligations hereunder in accordance with the terms hereof and any amounts in respect of the Mortgage Loans received by any such Subservicer shall be deemed to have been received by the Master Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Master
Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, in connection with the Trust taking possession of any Mortgaged Property or upon receipt from the Mortgagor of the amounts owed under the related Mortgage Loan and upon delivery of written notice to the Trustee, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage
Loans and with respect to the Mortgaged Properties. The Trustee shall upon written request of a Servicing Officer furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder, which powers of attorney or other documents shall be prepared by the Master
Servicer.

         The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer and any subservicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (c) In the event that the rights,  duties and obligations of the Master
Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated
Master Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

         (d) The Master Servicer shall not consent to the placement of a lien on the Mortgaged Property senior to that of the related Mortgage unless (i) such action is consistent with reasonable commercial practice and (ii) such consent is given in any one of the following situations:

                  (A) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and both (i) the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the first mortgage loan secured by the

                                       41




                             Mortgaged  Property  as of  the  date  the  related
                             Mortgage Loan was conveyed to the Trust and (ii) the Updated Combined Loan-to-Value Ratio of such
                             Mortgage  Loan is not  greater  than  the  Combined
                             Loan- to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust; or

                  (B) such senior lien secures a mortgage loan that refinances an existing first mortgage loan and either (i) the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of such refinancing or
                             (ii) the Updated Combined Loan-to-Value Ratio of the applicable Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage
                             Loan as of the date such Mortgage Loan was conveyed to the Trust.

The Master Servicer shall notify the Certificate Insurer of the placement of a senior lien on any Mortgage Property and after such time as the Master Servicer may have consented to the placement of senior liens on Mortgaged Properties with an aggregate Cut-Off Date Loan Balance in excess of 10% of the Cut-Off Date
Aggregate Loan Balance, the Master Servicer shall obtain the prior written consent of the Certificate Insurer for the placement of any further senior lien on any Mortgaged Property.

         (e) The Master Servicer may agree to changes in the terms of a Mortgage
Loan that would not cause the REMIC Pool to fail to qualify as a REMIC, as evidenced by an Opinion of Counsel delivered by the Master Servicer to the Trustee and the Certificate Insurer prior to the effective date of any such change, provided, however, that such changes (i) do not adversely affect the interests of Certificateholders or the Certificate Insurer (ii) are consistent with prudent business practice, as evidenced by an Officer's Certificate, substantially in the form of Exhibit G, delivered by the Master Servicer to the Trustee and the Certificate Insurer prior to such effective date, (iii) do not extend the maturity date of such Mortgage Loan in excess of one year; and (iv) do not result in any change of the Loan Rate of such Mortgage Loan. Any changes to the terms of a Mortgage Loan that may cause the REMIC Pool to fail to qualify as a REMIC may be agreed to by the Master Servicer, provided, however, that (i) the Master Servicer has determined that such changes are necessary to avoid prepayment of the Mortgage Loan as a result of a refinancing thereof provided by another lender and that such changes are consistent with prudent business practice, as evidenced by an Officer's Certificate to such effect, substantially in the form of Exhibit G, delivered by the Master Servicer to the Trustee and the Certificate Insurer prior to the effective date of any such change, (ii) the Master Servicer purchases such Mortgage Loan two Business Days immediately preceding the Distribution Date following the related Collection Period during which such determination was made and (iii) after giving effect to such purchase, the REMIC Pool continues, as evidenced by an Opinion of Counsel, to qualify as a REMIC. In the event that such purchase does not occur, the proposed changes to the terms of the related Mortgage Loan shall not be made. The Master
Servicer shall notify the Certificate Insurer of any changes in the terms of a Mortgage Loan pursuant to this Section and after such time as the Master
Servicer may have consented to changes in the

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terms (other than the placement of senior liens  pursuant to  subsection  (c) of this Section 3.1) of Mortgage Loans with an aggregate Cut-Off Date Loan Balance in excess of 10% of the Cut-Off Date Aggregate Loan Balance, the Master Servicer shall obtain the prior written consent of the Certificate Insurer to any further changes in terms of any Mortgage Loan.

         (f) Any purchase of a Mortgage Loan or Loans by the Master Servicer pursuant to Section 3.1(e) shall be effected in the same manner and subject to the same conditions as set forth in Section 2.2; provided, however, that any change to the terms of a Mortgage Loan pursuant to the third sentence of Section
3.1(e) and the related purchase of such Mortgage Loan may occur only if, as evidenced by an Opinion of Counsel delivered by the Master Servicer to the Trustee and the Certificate Insurer prior to the effective date of any such change, such change and purchase will occur in a manner that will not cause the REMIC Pool to fail to qualify as a REMIC at any time any Certificate is outstanding. Upon completing any such purchase, the Master Servicer shall receive an assignment of such Defective Mortgage Loan and a release of the related Mortgage File from the Document Custodian to the extent set forth in
Section 2.2.

         (g) The Master Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement and (1) (x) has been designated an approved Seller-Servicer by FHLMC or FannieMae for first and second mortgage loans, or (y) is an affiliate of the Master Servicer, or (2) is otherwise approved by the Certificate Insurer. The Master Servicer shall give notice to the Certificate Insurer and the Trustee of the appointment of any Subservicer.
The Master Servicer has initially appointed First Union Mortgage Corporation as a subservicer. Any subservicing arrangement shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any such arrangement or any of the provisions of this Agreement relating to arrangements between the Master Servicer and a Subservicer or otherwise, and the Master
Servicer shall be obligated to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Any such arrangement shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Trust shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer.

         (h) The Master Servicer and all Subservicers shall be deemed a single entity for the purpose of determining compliance with the terms of this Agreement and the Master Servicer shall be deemed to have received Principal
Collections and Interest Collections on the Mortgage Loans when any Subservicer has received such Principal Collections and Interest Collections.

         (i) With regard to any Mortgage Loan that is a second lien on the Mortgaged Property, the Master Servicer shall notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described in (j) below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.


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



         (j) If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations under its Mortgage Loan, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Owners and the Certificate Insurer, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions.
The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien if such advance is in the best interests of the Certificateholders or the Certificate Insurer; provided, however, that no such advance need be made if the Master Servicer, in its sole discretion, determines that such advance would be nonrecoverable. All such advances, whether for principal or interest, shall be reimbursed to the Master Servicer only from Liquidation Proceeds received with respect to such Mortgage Loan.

         Section 3.2.        Collection of Certain Mortgage Loan Payments.

         (a) The Master  Servicer shall make  reasonable  efforts to collect all payments  called for under the terms and provisions of the Mortgage  Loans,  and shall,  to the extent such  procedures  shall be consistent with this Agreement, follow such  collection  procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing,  and without  limiting the  generality of the  foregoing,  the Master
Servicer  may in its  discretion  (i)  waive  any  late  payment  charge  or any assumption  fees or other fees which may be collected in the ordinary  course of servicing  such  Mortgage  Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid;  provided such arrangement is consistent with the Master  Servicer's  policies with respect to the mortgage loans it owns or services;  provided,  further,  that  notwithstanding  such  arrangement such
Mortgage Loans will be included in the information regarding delinquent Mortgage
Loans  set  forth  in  the  Servicing   Certificate  and  monthly  statement  to
Certificateholders pursuant to Section 5.2.

         (b) The Master Servicer shall, upon the occurrence and continuance of the failure of any of the events described in clauses (i) or (ii) of Section
3.2(d), establish and maintain with an entity meeting the requirements of the definition of "Eligible Account", a separate trust account (the "Collection
Account") titled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of FURST Home Equity Loan Asset-Backed
Certificates, Series 1996-1." The Collection Account shall be established and maintained as an Eligible Account. Subject to the provisions of Section 3.2(d), the Master Servicer shall on the Closing Date deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received as of the Cut-Off Date and prior to the Closing Date and thereafter deposit within one
Business Day following receipt thereof the following payments and collections received or made by it (without duplication):

                           (i) all Interest Collections and Principal
         Collections (including any Payaheads received);

                           (ii) Net Liquidation Proceeds net of any related
         Foreclosure Profit; and

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



                           (iii) Insurance Proceeds;

                           (iv) any amounts payable in connection with the repurchase of any Mortgage Loan and the Substitution Adjustment Amount pursuant to Article II hereof; and

                           (v) any amount required to be deposited in the Collection Account pursuant to Sections 3.1(e), 3.4, 3.5, 3.7, 3.13 or
         5.4(e);

provided, however, with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period and the amount of any Unreimbursed Advances. Subject to the provisions of Section 3.2(d), the foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Master
Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The Master Servicer may retain, as additional servicing compensation, all Foreclosure Profits.

         Subject to the provisions of Section 3.2(d), the Seller shall deposit the amounts required to be deposited in respect of Mortgage Loans purchased by the Seller pursuant to Sections 2.2 and 2.6 to the Collection Account no later than the date specified therein.

         (c) All funds in the Collection Account shall be held (i) uninvested or
(ii) invested at the direction of the Master  Servicer in Eligible  Investments.
Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to the second Business Day preceding the immediately succeeding Distribution Date. Any investment earnings on funds held in the Collection Account shall be for the account of the Master Servicer and may be withdrawn from the Collection Account by the Master Servicer at any time.
Any investment losses on funds held in the Collection Account shall be for the account of the Master Servicer and promptly upon the realization of such loss shall be contributed by the Master Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) for so long as (A) the Master Servicer remains an Affiliate of the Seller, (B) no Event of Default shall have occurred and be continuing and (C) the Seller maintains a long-term unsecured rating of at least A2 by Moody's and A by S&P and a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's, and for three Business Days following any reduction, suspension, termination or withdrawal in either such rating, or (ii) following the occurrence and continuation of any event described in subclause (i) of this Section 3.2(d), an arrangement is established that is satisfactory to the Rating Agencies and which does not in itself result in (I) any reduction of any rating issued in respect of the Class A Certificates or (II) any reduction below investment grade of the Class A Certificates without the benefit of the Certificate Insurance Policy, the Master Servicer, notwithstanding anything to the

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



contrary herein provided, may establish and maintain the Collection Account as a deposit account with the Seller.

         (e) For all purposes of this Agreement, any amount received at any time during the term hereof by any Subservicer shall be deemed to constitute receipt of such amount by the Master Servicer (receipt by the Master Servicer shall also be deemed to occur on the same day as the amount is actually received by the relevant Subservicer), regardless of whether the Master Servicer actually receives such amount.

         Section 3.3.        Withdrawals from the Collection Account.

         The Trustee or the Master Servicer, if the Master Servicer is then maintaining the Collection Account pursuant to Section 3.2(d), shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                           (i) two Business Days prior to each Distribution
         Date, to deposit the portion of the Available Funds then in the Collection Account to the Distribution Account;

                          (ii) to reimburse the Master  Servicer for any accrued
         unpaid  Servicing  Fees  and  for  unreimbursed  Monthly  Advances  and
         Servicing  Advances.  The Master  Servicer's right to reimbursement for unpaid  Servicing  Fees and  unreimbursed  Servicing  Advances shall be limited to late  collections on the related  Mortgage  Loan,  including
         Liquidation Proceeds,  Insurance Proceeds and such other amounts as may be  collected  by the Master  Servicer  from the related  Mortgagor  or otherwise  relating  to the  Mortgage  Loan in  respect  of which  such
         reimbursed   amounts  are  owed.   The  Master   Servicer's   right  to
         reimbursement  for  unreimbursed  Monthly  Advances shall be limited to late  collections  of interest on any Mortgage Loan and to  Liquidation
         Proceed and Insurance Proceeds on related Mortgage Loans;

                         (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy
         Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                           (iv) to pay to the Master Servicer, as the case may be, interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                           (v) to withdraw any funds deposited in the Collection
         Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

                           (vi) to pay the Servicing Compensation pursuant to
         Section 3.9 hereof to the extent not retained or paid pursuant to
         Section 3.2(b);


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



                         (vii)   to   reimburse   the   Master    Servicer   for
         Nonrecoverable Advances that are not, with respect to aggregate Monthly
         Advances  on any  single  Mortgage  Loan or REO,  in excess of the Loan
         Balance thereof; and

                        (viii) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Class R Certificateholders.

         Section 3.4.        Monthly Advances.

         No later than 12:00 noon New York City time on the second Business Day immediately preceding each Distribution Date, the Master Servicer shall, from its own funds, deposit in the Distribution Account in immediately available funds by wire transfer an amount (a "Monthly Advance") equal to the aggregate of the portions of the Monthly Payment of each Mortgage Loan representing interest due on such Mortgage Loan during the related Collection Period which Mortgage
Loan was delinquent during such Collection Period, such Monthly Advance to be in an amount net of the Servicing Fee payable on the related Distribution Date.
Notwithstanding the foregoing, the Master Servicer shall not be required to make a Monthly Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of such Mortgage Loan. The determination by the Master Servicer that it has made, or would be making, a Nonrecoverable Advance shall be evidenced by a certificate of a Responsible Officer of the Master Servicer delivered to the Trustee, the Certificate Insurer, each Certificateholder, and each Rating Agency and stating the basis for such determination. The Master Servicer's obligation to make a Monthly Advance with respect to any Mortgage Loan will continue until such Mortgage Loan becomes a Liquidated Mortgage Loan.

         Section 3.5.        Maintenance of Hazard Insurance; Property
Protection Expenses.

         The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time or (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan or (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related
Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Master Servicer under any such policies

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



shall be deposited in the Collection  Account to the extent  required by Section
3.2. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related
Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Master Servicer has determined such insurance to be necessary in accordance with accepted second mortgage loan servicing standards.
All such flood insurance shall be in amounts equal to the least of the amount in clause (i) above, clause (ii) above and the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master
Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Section 3.6.        Assumption and Modification Agreements.

         In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall exercise or refrain from exercising its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Master Servicer and without regard to the inclusion of such Mortgage Loan in the Trust unless prohibited by law from doing so. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Master Servicer (so long as such action conforms with the Master Servicer's underwriting standards at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage and, to the extent permitted by applicable law, the Mortgagor remains liable thereon; provided, however that the Master Servicer shall not enter into any such assumption or modification agreement unless the Master Servicer has determined that the Person to become liable under the Mortgage Loan has achieved a credit grade under the Master Servicer's then current credit scoring policy of at least the same level achieved by the original Mortgagor at the time the Mortgage Loan was originated. In the event that the Trust acquires any Mortgaged
Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of the Trust within two (2) years after its acquisition by the Trust unless the Trustee shall have received an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to two (2) years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in section 860F of the Code or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Master Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this
Section 3.6 and by forwarding to the Document Custodian the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage
File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Mortgage Loan may be made by the Master Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original
Mortgage Loan pursuant to Section 3.1(e) or (f). Any

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



fee collected by the Master Servicer for entering into any such agreement will be retained by the Master Servicer as additional servicing compensation.

         Section 3.7.        Realization Upon Defaulted Mortgage Loans.

         The Master Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default either when, in the opinion of the Master
Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2; provided that if the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master
Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

         The Master  Servicer  shall cause to be  deposited,  no later than five
Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO and shall retain, or cause the Trustee to withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO and the fees of any managing agent acting on behalf of the Master Servicer.

         The disposition of REO shall be carried out by the Master Servicer for cash at such price, and upon such terms and conditions, as the Master Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO shall be promptly deposited in the Collection
Account, net of Foreclosure Profits accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Master Servicer in accordance with
Section 3.3, for  distribution  to the  Certificateholders  in  accordance  with
Section 5.1 hereof.

         The Master Servicer shall foreclose upon or otherwise comparably covert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default either when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2 subject to the provisions contained in the last paragraph of this Section 3.7.

         In the  event  that  title to any  Mortgage  Property  is  acquired  in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate of sale
shall  be   issued   to  the   Trustee,   or  to  its   nominee   on  behalf  of
Certificateholders and the Certificate Insurer.


                                       49




         In the event  that  title to any  Mortgaged  Property  is  acquired  in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate of sale
shall  be   issued  to  the   Trustee,   or  to  its   nominee,   on  behalf  of
Certificateholders.  In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent  default on a
Mortgage Loan,  such Mortgaged  Property shall be disposed of by or on behalf of the Trust  within two (2) years after its  acquisition  by the Trust  unless the
Trustee shall have received an Opinion of Counsel to the effect that the holding by the Trust of such  Mortgaged  Property  subsequent to two (2) years after its
acquisition   will  not  result  in  the  imposition  of  taxes  on  "prohibited transactions"  of the Trust as defined in section  860F of the Code or cause the
Trust  to fail to  qualify  as a REMIC at any time  that  any  Certificates  are outstanding.  Notwithstanding  any other  provision  of this  Agreement,  (i) no
Mortgaged  Property  acquired by the Master  Servicer  pursuant to this  Section shall be rented (or allowed to continue to be rented) or otherwise  used for the production  of income by or on behalf  of the  Trust,  and (ii) no  construction shall take place on such Mortgaged  Property in such a manner or pursuant to any terms,  in either  case,  that would  cause such  Mortgaged  Property to fail to qualify as "foreclosure  property"  within the meaning of Section  860G(a)(8) of the  Code or  result  in the  receipt  by the  Trust  of any  "net  income  from foreclosure  property"  which is  subject  to  taxation  within  the  meaning of
Sections  860G(c) and  857(b)(4)(B)  of the Code.  If a period  greater than two years is permitted  under this  Agreement  and is necessary to sell any REO, the
Master Servicer shall give  appropriate  notice to the Trustee,  the Certificate
Insurer and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO.

         The Master Servicer will provide hereto to the Certificate Insurer on each Distribution Date a report in the form attached as Exhibit O (a
"Liquidation Report") with respect to each Liquidated Mortgage Loan during the related Collection Period.

         Section 3.8.        Trustee to Cooperate.

         On or before each  Distribution  Date, the Master  Servicer will notify the  Trustee of the  payment in full of the Loan  Balance of any  Mortgage  Loan during  the  preceding  Collection  Period,  which  notification  shall  be by a certification  (which certification shall include a statement to the effect that all amounts  received in  connection  with such payment which are required to be deposited  in the  Collection  Account  pursuant  to  Section  3.2 have  been so deposited or credited)  of a Servicing  Officer.  Upon any such payment in full, the Master  Servicer is  authorized  to execute,  pursuant to the  authorization contained in Section 3.1, if the  assignments  of Mortgage have been recorded as
required  hereunder,   an  instrument  of  satisfaction  regarding  the  related
Mortgage,  which  instrument  of  satisfaction  shall be  recorded by the Master
Servicer if required by applicable  law and be delivered to the Person  entitled thereto.  It is  understood  and agreed that no expenses  incurred in connection with such  instrument  of  satisfaction  or transfer  shall be  reimbursed  from amounts deposited in the Collection Account.

         If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a trust receipt, in the form annexed hereto as Exhibit H, signed by a Servicing
Officer, release the related Mortgage File to the Master

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



Servicer and the Trustee shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee or the Document Custodian appointed by it when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Master
Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Master Servicer, execute an appropriate assignment in the form provided to the Trustee by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation
Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account, it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.9. Servicing Compensation; Payment of Certain Expenses by
Master Servicer.

         (a) The Master Servicer shall be entitled to receive the Servicing Fee in accordance with the terms of this Agreement as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges, Foreclosure Profits or other receipts not required to be deposited in the Collection Account shall be retained by the Master Servicer as additional compensation. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         (b) The Master Servicer shall be required to pay all expenses  incurred by it in connection with its activities under this Agreement, including fees and disbursements of the independent  accountants referred to in Section 3.11, taxes
imposed  on  the  Master   Servicer,   expenses   incurred  in  connection  with
distributions and reports to Certificateholders, all Trustee expenses payable to the  Trustee  pursuant  to  Section  9.5,  and all other fees and  expenses  not expressly  stated  hereunder  to be for the  account  of the  Certificateholders
(including,  without  limitation,  the cost of  obtaining  Opinions  of  Counsel required under this Agreement,  except as otherwise provided herein),  and shall not be entitled to reimbursement

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



therefor except to the extent that such expenses constitute Liquidation Expenses or as otherwise specifically provided herein.

         Section 3.10.       Annual Statement as to Compliance.

         The Master Servicer, at its expense, will deliver to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the last day of the fifth calendar month of each year, beginning in 1997, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and the steps being taken to remedy such default.

         Section 3.11.       Annual Servicing Report.

         Not later than the last day of the fifth month following the end of the
Master  Servicer's  fiscal year  (December  31),  beginning in 1997,  the Master
Servicer,  at its expense,  shall cause a firm of independent public accountants reasonably  acceptable to the Depositor and the Certificate  Issuer to furnish a letter or letters to the Certificate Issuer, the Depositor, the Trustee, S&P and
Moody's to the effect that such firm has with respect to the Servicer's  overall
servicing   operations   examined  such   operations  in  accordance   with  the
requirements of the Uniform Single Attestation Program for Mortgage Bankers, and
stating such firm's conclusions relating thereto.

         Section 3.12.       Access to Certain Documentation and Information
Regarding the Mortgage Loans.

         (a) The Master Servicer and the Document Custodian shall provide to the Trustee, the Certificate Insurer, and, to the extent that any Certificateholder is a federally insured savings association, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, to the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision, access to the documentation regarding the Mortgage Loans, and the right to inspect the Master
Servicer's servicing operations and discuss such operations, such access being afforded without charge but only upon reasonable request and during normal business hours at their respective offices. Nothing in this Section 3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section
3.12 as a result  of such  obligation  shall  not  constitute  a breach  of this
Section 3.12.

         (b) The Master Servicer shall supply information to the Trustee and the Paying Agent in such form as the Trustee shall reasonably request, on or before the start of the fifth Business Day preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make

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



required distributions and to furnish the required reports to Certificateholders and to make any claim under the Certificate Insurance Policy.

         Section 3.13.       Maintenance of Certain Insurance Policies.

         (a) The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of the Fannie Mae for persons performing servicing for mortgage loans purchased by Fannie Mae. Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of Master Servicer employees. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of the Section
3.13 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Certificate
Insurer or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee, such Certificateholder or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy.

         (b) In the event that the Master Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage
Loans without  co-insurance,  and otherwise  complies with the  requirements  of section 3.5, the Master Servicer shall be deem conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section
3.5, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.5, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.5 and the amount paid under such blanket policy. Upon the request of the Certificate Issuer, the Trustee or any Certificateholder, the Master
Servicer shall cause to be delivered to the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate
Issuer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         Section 3.14. Reports of Foreclosures and Abandonments of Mortgaged
Property, Returns Relating to Mortgage Interest Received from Individuals and
Returns Relating to Cancellation of Indebtedness. The Master Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in 1996. The Master

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



Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or
(ii) knows or has reason to know that any Mortgaged Property has been abandoned.
The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.15.  Reports to the Securities and Exchange  Commission.  The
Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Seller, the Master Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


         Section 3.16.       Custody of Mortgage Files.

         To assure uniform quality in servicing the Mortgage Loans and to reduce administrative costs, First Union National Bank of North Carolina, Trust
Department, hereby agrees to act as Document Custodian of the Related Documents for each Mortgage Loan, which are hereby constructively delivered to the Trustee. First Union National Bank of North Carolina, Trust Department agrees to perform its duties as Document Custodian without charge. Immediately upon the occurrence of any such Assignment Event, the Master Servicer shall notify the Trustee of such occurrence and thereafter shall begin the transfer of all Mortgage Files and the Related Documents to the Trustee. The Document Custodian shall undertake such transfer in a manner that will result in the completion of the transfer of all Mortgage Files and Related Documents within the 60-day period following the occurrence of a Assignment Event. From and after the occurrence of a Assignment Event, or other earlier termination of the Custodial
Agreement, and the delivery of the Mortgage Files and the Related Documents to the Trustee, the Trustee shall act as Document Custodian or it may engage the services of another Person (other than the Depositor or an Affiliate of the Depositor) the Rating Agencies and the Certificate Insurer to act as Document
Custodian. From and following the occurrence of any Assignment Event, the Seller shall be required to pay the Trustee (or any other Person designated by the Trustee to act as document custodian) reasonable fees based on the reciprocal fees charged by the Trustee and the Seller for similar services. The Document
Custodian hereby acknowledges that it is bailee for the Trustee and is holding all of Related Documents delivered to it in trust for the Trustee. The Trustee shall not be liable to any Person for actions or failures to take action of the Document Custodian, unless, and only to the extent, such actions or failures to act constitute willful misconduct or negligence.

         From time to time following delivery of the Mortgage Files and the Related Documents to the Trustee pursuant to this Section 3.16 hereof, the Trustee may appoint a

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



Document Custodian who is acceptable to the Certificate Insurer, the Depositor and the Master Servicer (provided no Event of Default is then occurring or continuing). Upon execution of a custodial agreement, such Document Custodian shall maintain possession of the Mortgage Files, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such custodial agreement; provided, however, that the Document Custodian may not be an Affiliate of the Depositor.

         While the Mortgage Files and the Related Documents are required to be in the possession of the Trustee or a Document Custodian appointed by it, the Trustee shall keep the Master Servicer apprised at all times of the location of the Mortgage Files.

         Section 3.17.       Duties of Document Custodian; Authority;
Indemnification.

         (a) Safekeeping. The Document Custodian shall hold the Mortgage Files for the benefit of the Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Mortgage File as shall enable the Depositor, the Seller, the Master Servicer and the Trustee to comply with this Agreement. The Document Custodian shall act with reasonable care, using that degree of skill and attention in the performance of its duties as it exercises with respect to the mortgage files relating to all comparable home equity loans that it owns or services for itself or others. The Document
Custodian shall conduct, or cause to be conducted, periodic audits of the Mortgage Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Master Servicer's record keeping. The Document
Custodian shall promptly report to Trustee any failure on its part to hold the Mortgage Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.
Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Mortgage Files.

         (b) Maintenance of and Access to Records. The Document Custodian shall maintain each Mortgage File at one of its offices specified in Schedule 1 or at such other office as shall be specified to the Trustee by written notice immediately upon any change in location. The Document Custodian shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Mortgage Files and the related accounts, records and computer systems maintained by the Document Custodian at such times during normal business hours as the Trustee shall instruct.

         (c) Release of Documents. Upon written instruction in the form of Exhibit H from the Trustee, the Master Servicer or a Subservicer, the Document
Custodian shall release any Mortgage File to the Trustee, the Trustee's agent, the Trustee's designee, the Master Servicer or a Subservicer requested in such written instruction, as the case may be, at such place or places as requested in such written instruction, as soon as practicable.

         (d) Review of Documents. The Document Custodian shall perform the review (described in Section 2.1(c)) of each Related Document in each Mortgage
File within 60 days from (i) the Closing Date (or the date of actual receipt of such document if not received on the Closing Date), with respect to each Mortgage Loan transferred to the Trust on the

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



Closing  Date  and  (ii)  the  Transfer  Date,  with  respect  to each  Eligible
Substitute  Mortgage  Loan  transferred  to the Trust.  Upon  completion of such
60-day  period,   the  Document  Custodian  will  notify  the  Trustee  and  the
Certificate  Insurer of any material  defect  discovered  in such review and the
Trustee  shall notify the  Depositor  of such  material  defect,  as provided in
Section 2.1(c).

         (e) Instructions; Authority To Act. The Document Custodian shall be deemed to have received proper instructions with respect to the Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

         (f) Document Custodian's Indemnification. The Document Custodian shall indemnify the Seller, the Master Servicer, the Depositor, the Trust, the Certificate Insurer and the Trustee and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust or the Trustee or any of their officers, directors and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Document Custodian as custodian of the Mortgage Files; provided, however, that the Document Custodian shall not be liable to the Trustee and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee. The Seller shall indemnify the Trust and the Trustee and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust or the Trustee as a result of the retention of the Mortgage Loans and Mortgage Files by any Affiliate of the Seller as Document Custodian. The provisions of this Section 3.17(f) shall survive the termination of this Agreement.

         (g)  Location  of  Mortgage  Loans.  The  Mortgage  Loans  and  Related
Documents shall not be located outside the State of North Carolina unless the Document Custodian shall deliver an Opinion of Counsel to the Trustee and the Certificate Insurer to the effect that all actions have been taken, including the filing of UCC financing statements, to perfect the rights of the Trustee in the Mortgage Loans and Related Documents.

         Section 3.18.       Superior Liens.

         The Master Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder with respect to any Mortgage Loan for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by its lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Certificateholders and the Certificate Insurer, and/or to preserve the security of the

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



related  Mortgage Loan,  subject to the  application of the REMIC  Provisions in accordance  with  the  terms  of  this  Agreement.  The  Master  Servicer  shall immediately notify the Trustee and the Certificate Insurer of any such action or circumstances. The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the Certificateholders  which the Master Servicer may establish by seeking  approval from the Certificate  Insurer as evidenced by written instruction from the Certificate  Insurer. Any action or inaction on the part of the Master Servicer in accordance with such written  instructions  shall be  deemed  to be in the  best  interests  of the  Certificate  Insurer  and the
Certificateholders.  If no written response is received within five (5) Business
Days of receipt by the  Certificate  Insurer of such request for  approval,  the
Master  Servicer  may  advance  or not  advance  in  accordance  with the second
preceding   sentence  without  liability  to  the   Certificateholders   or  the
Certificate  Insurer.  The Master Servicer shall not make such an advance except to the extent that it determines in its reasonable  good faith judgment that the advance would be recoverable from  Liquidation  Proceeds on the related Mortgage
Loan and in no event in an amount that is greater than the Principal  Balance of the related Mortgage Loan,  except with the consent of the Certificate  Insurer, which consent shall not be  unreasonably  withheld.  The Master  Servicer  shall thereafter take such action as is necessary to recover the amount so advanced.

         Notwithstanding the foregoing, the Master Servicer may change, modify or amend any or all of the foregoing procedures if such change, modification or amendment is applicable to the Mortgage Loans and all other mortgage loans serviced by the Master Servicer and is otherwise in accordance with Section 3.1.

         Section 3.19. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

         With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.



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                                   ARTICLE 4.

                             SERVICING CERTIFICATE;
                          CERTIFICATE INSURANCE POLICY

         Section 4.1.        Servicing Certificate.

         Not later than the 15th day of each month, the Master Servicer shall deliver (a) to the Trustee and the Certificate Insurer a Servicing Certificate
(in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Master Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

                           (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period, separately stating the amounts received in respect of principal and interest;

                          (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period; and

                         (iii) any other information necessary for the Trustee to make distributions and payments in accordance with Section 5.1 and to prepare the reports required to be delivered to Certificateholders pursuant to Section 5.2.

         The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section
5.1 and for all other purposes, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Master
Servicer, the Trustee and the Certificate Insurer. The Master Servicer shall give notice of any such change to the Rating Agencies.

         Section 4.2.        Certificate Insurance Policy.

         (a) Following any Determination Date with respect to which it is determined that a Insured Payment exists for the related Distribution Date, the Trustee shall provide a notice to the Certificate Insurer to draw on the Certificate Insurance Policy in the amount of the Insured Payment, such notice to be provided no later than 1:00 p.m., New York City time, on the second
Business  Day prior to each  Distribution  Date.  Upon  receipt of such  Insured
Payment in accordance with the terms of the Certificate Insurance Policy, the Trustee shall deposit such Insured Payment in the Distribution Account for distribution to the Holders of the Certificates pursuant to Section 5.1. The
Master Servicer shall, in connection with any draw to be made on the Certificate
Insurance Policy in respect of an Avoided Payment, prepare at its expense, any assignments necessary under the Certificate Insurance Policy.

         (b) If the payment of any portion or all of any Class Interest
Distribution or Class A Principal Distribution is voided (a "Preference Event") pursuant to a final, non-appealable

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



order under the U.S. Bankruptcy Code in an insolvency proceeding, and, as a result of such a Preference Event, the Trustee or any Class A Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Class A Certificates (an "Avoided Payment"), the Trustee shall provide a notice to the Certificate Insurer which notice shall be accompanied by (x) a certified copy of a final order of a court exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or Class A Certificateholder is required to return any such payment or portion thereof prior to the termination of the Trust because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to Certificate Insurer, irrevocably assigning to Certificate Insurer all rights and claims of such beneficiary relating to or arising under such Avoided Payment and (z) a notice in the form attached to the Certificate Insurance Policy appropriately completed and executed by the Trustee or Class A Certificateholder. Any payment of an Avoided Payment under the Certificate Insurance Policy shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the beneficiary directly.

         The Trustee agrees and the Class A Certificateholders by accepting their Certificates agree that, so long as no Certificate Insurer Default has occurred and is continuing the Certificate Insurer may at any time during the continuation of any proceeding relating to a Preference Event direct all matters relating to such Preference Event, including, without limitation, the direction of any appeal of any order relating to such Preference Event and the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Seller, the Master Servicer, the Trustee and each Certificateholder in the conduct of any such preference claim, including without limitation, all rights to any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

         Section 4.3.        Replacement Certificate Insurance Policies.

         In the event of a Certificate Insurer Default or if the claims paying ability rating of the Certificate Insurer is downgraded below "Aa2" by Moody's or "AA" by S&P and such downgrade results in a downgrading of the then current rating of the Class A Certificates (in each case, a "Replacement Event"), the Depositor, in accordance with and upon satisfaction of the conditions set forth in the Certificate Insurance Policy, including, without limitation payment in full of all amounts owed to the Certificate Insurer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing
Certificate Insurance Policy or may arrange for any other form of credit enhancement; provided, however, that in each case the Class A Certificates shall be rated no lower than the rating assigned by each Rating Agency to the Class A
Certificates immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Trustee. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Trustee (i) a legal opinion, acceptable in form to the Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) adversely affect in any material

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respect the tax status of the Certificates, (b) cause the Trust to be subject to a tax at the entity level or to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code, or (c) result in a material modification to this Agreement or of the Certificates as described in Section
1001 of the Code and the regulations thereunder. Upon receipt of the items referred to above and the taking of physical possession of the new credit enhancement, the Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced
Certificate Insurance Policy to the Certificate Insurer.


                                   ARTICLE 5.

                              DISTRIBUTION AMOUNTS;
                           PAYMENTS AND STATEMENTS TO
                CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS;

         Section 5.1.        Distributions.

         (a) On each Distribution Date, the Trustee shall distribute out of the Distribution Account the Available Funds and make distributions thereof as described below and to the extent of the Available Funds:

                          (i) The Available Funds in the following order of priority:

                                    (A)     to the Trustee, the Trustee Fee for
                  such Distribution Date;

                                    (B) to  Holders  of each  Class  of  Class A
                  Certificates,  an amount equal to the related  Class  Interest
                  Distribution for such Distribution Date, any shortfall being distributed pro rata to each such Class based on the amount each such Class is entitled to receive in the absence of such shortfall;

                                    (C)  sequentially,  to the Class A-1,  Class
                  A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in
                  that order,  until the respective Class A Principal Balance of each  such  Class is  reduced  to zero,  the  related  Class A
                  Principal   Distribution   (other  than  the  portion  thereof
                  attributable to the  Distributable  Excess Spread);  provided, however,  after the occurrence and  continuance of Certificate
                  Insurer  Default,  such  portion  of  the  Class  A  Principal
                  Distribution  will be  distributed  pro  rata  to the  Holders thereof based on the  respective  Class A Principal  Balances;
                  provided,  further,  however, if such Distribution Date is the
                  Final Scheduled Distribution Date, to the Holders of the Class
                  A  Certificates,  an amount of principal  equal to the related
                  Aggregate Class A Principal Balance.


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                                    (D) to the Certificate Insurer, the Premium
                  Amount; and

                                    (E)  sequentially,  to the Class A-1,  Class
                  A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the related Distributable
                  Excess Spread for such Distribution Date, provided, however, after the occurrence and continuance of a Certificate Insurer
                  Default,  such  Distributable  Excess  Spread  for the Class A
                  Certificates shall be distributed pro rata to the Holders thereof based on the respective Class A Principal Balances.

                          (ii) After making the distributions referred to in clause (i) above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Available Funds:

                             (A) to the  Certificate  Insurer,  amounts owing to
                  the  Certificate  Insurer  under the  Insurance  Agreement for
                  reimbursement   for  prior  draws  made  on  the   Certificate
                  Insurance Policy;

                             (B) to the Certificate Insurer for any other
                  amounts owing to the Certificate Insurer under the Insurance
                  Agreement;

                             (C) to the Class B-IO Certificateholders, the Class
                  B-IO Distribution Amount; and

                             (D) to the Class R Certificateholders, the balance,
                  if any.

         (b) Distribution of Insured  Payment.  With respect to any Distribution
Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy pursuant to Article
IV for such Distribution Date in accordance with Section 5.1(a). The Certificate
Insurer  shall be  deemed  to be the  assignee  of the  Holders  of the  Class A
Certificates to the extent of any amount of Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy and to such extent, shall be the subrogee of each such Holder of the Class A Certificates; provided, however, that any such right of subrogation inuring to the Certificate Insurer hereunder or otherwise shall be and is subordinated to the rights under this Pooling and Servicing Agreement of the Holders of the Class A Certificates.

         (c) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.1 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record either (a) one or more Class
A  Certificates  of a Class  aggregating  at least  $1,000,000  Original Class A
Certificate Principal Balance or (b) one or

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



more Class Certificates of a Class with Percentage  Interests  aggregating 30%).
Distributions  among  Certificateholders  shall  be  made in  proportion  to the
Percentage    Interests   evidenced   by   the   Certificates   held   by   such
Certificateholders.

         (d)  Distributions on Book-Entry  Certificates.  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit  the  amount  of such  distribution  to the  accounts  of its  Depository
Participants  in  accordance  with  its  normal   procedures.   Each  Depository
Participant  shall  be  responsible  for  disbursing  such  distribution  to the
Certificate  Owners  that  it  represents  and to  each  indirect  participating brokerage firm (a "brokerage firm" or "indirect  participating  firm") for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry  Certificate  are to be made by the  Depository and
the  Depository   Participants   in  accordance   with  the  provisions  of  the
Certificates. None of the Trustee, the Paying Agent, the Trustee, the Depositor,
the Master Servicer or the Seller shall have any responsibility  therefor except as otherwise provided by applicable law.

         Section 5.2. Statements. (a) Not later than 12:00 Noon New York time on the Distribution Date, the Trustee shall deliver to the Master Servicer, the Depositor and to the Certificate Insurer, by telecopy, with a hard copy thereof to be delivered on such Distribution Date, a statement (the "Trustee's
Remittance  Report")  (based  solely on the  information  provided  pursuant  to
Section 4.1) containing the information set forth below with respect to such Distribution Date:

                          (i) The Available Funds for the related Distribution
         Date;

                          (ii) The Class A Principal Balance of each Class, the
         Aggregate Loan Balance and the Aggregate Loan Balance as reported in the prior Trustee's Remittance Report, or, in the case of the first
         Determination Date, the Original Class A Principal Balance of each
         Class, and the Cut-Off Date Aggregate Loan Balance;

                         (iii) The aggregate  amount of collections  received on
         the Mortgage Loans on or prior to the Determination  Date in respect of
         the  preceding  Collection  Period,   separately  stating  the  amounts
         received in respect principal and interest;

                          (iv) The amount repaid by the Seller or Master
         Servicer (reported separately) pursuant to Sections 2.2, 2.6 or 3.1;

                          (v) The amount of the Monthly Advances to be made with respect to such Distribution Date;

                          (vi) The Class A Principal Distribution for the
         Distribution Date with the components thereof stated separately and the Class Interest Distribution for the Distribution Date and for each Class, stating separately the components thereof; and the Class B-IO
         Distribution Amount for such Distribution Date, separately stating the components thereof;


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



                          (vii) The amount, if any, of the Outstanding Class
         Interest Carryover Shortfall and Outstanding Class A Principal
         Carryover Shortfall for each Class after giving effect to the distributions on such Distribution Date;

                          (viii) The amount of the Insured Payment, if any, to be made on the Distribution Date;

                          (ix) The Class A Principal Balance of each Class and the Aggregate Class A Principal Balance after giving effect to the distribution to be made on the Distribution Date;

                          (x) The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

                          (xi) The Servicing Fee and the amount to be paid to the Certificate Insurer, separately stated, pursuant to Sections
         5.1(a)(i)(D), 5.1(a)(ii)(A) and 5.1(a)(ii)(B);

                          (xii) The amount of all payments or reimbursements to the Master Servicer pursuant to Section 3.3;

                          (xiii) The Pool Factor determined using the balances in subclause (x) above, computed to six (6) decimal places;

                         (xiv) The O/C Amount,  the O/C  Reduction  Amount,  the
         Excess  O/C Amount and the  Specified  O/C Amount for the  Distribution
         Date and the Excess Spread for such Distribution Date;

                          (xv) The amount of Distributable Excess Spread to be distributed to the Class A Certificateholders on such Distribution Date pursuant to Sections 5.1(a)(i)(E) on such Distribution Date;

                          (xvi) The number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period;

                          (xvii) The aggregate Liquidation Loss Amount, if any, for the preceding Collection Period, the cumulative Total Losses and the Rolling Three Month Delinquency Rate;

                          (xviii) The Aggregate Loan Balance, as of the end of the Collection Period related to such Distribution Date;

                         (xix) The number and aggregate Principal Balances of Mortgage Loans (w) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (x) that have become REO, in each case as of the end of the preceding Collection
         Period, (y) that are in foreclosure, and (z) the Mortgagor of which is the subject of any bankruptcy or insolvency proceeding;

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




                          (xx) The unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Collection Period;

                          (xxi) The Net Liquidation Proceeds received during such Collection Period;

                          (xxii) The book value (within the meaning of 12 C.F.R.
         ss. 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

                       (xxiii) Such other information as is required by the Code and regulations thereunder to be made available to Holders of the Class
         A Certificates.

         The Trustee shall forward such report to the Master Servicer, the Depositor, the Certificate Insurer, the Certificateholders and the Rating
Agencies on such Distribution Date. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

         To the extent that there are inconsistencies between the telecopy of the Trustee's Remittance Report and the hard copy thereof, the Master Servicer may rely upon the latter.

         In the case of information furnished pursuant to subclause (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off
Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Class A or Class B-IO Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses
(vi) and (vii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the Class R
Certificateholders a copy of the reports forwarded to the Class A and Class B-IO
Certificateholders in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee

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



shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         (e) The Master Servicer and the Trustee shall furnish to each Certificateholder and to the Certificate Insurer (if requested in writing), during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder or the Certificate Insurer, as the case may be, may reasonably require; provided, that the Master Servicer and the Trustee shall be entitled to be reimbursed by such Certificateholder or the Certificate
Insurer, as the case may be, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

         (f) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law or to the Rating Agencies, the Depositor, the Certificate Insurer's reinsurer, parent, regulators, liquidity providers and auditors and to the extent the Seller instructs the Trustee in acting to furnish information regarding the Trust or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

         Section 5.3.        Distribution Account.

         The Trustee shall establish at the Corporate Trust Office a separate trust account (the "Distribution Account") titled "Norwest Bank Minnesota,
National  Association as Trustee,  in trust for the registered  holders of FURST
Home Equity Loan  Asset-Backed  Certificates,  Series 1996-1." The  Distribution
Account shall be maintained as an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.3 for deposit to the Distribution
Account.

         Section 5.4.        Investment of Accounts.

         (a) Consistent with any requirements of the Code, all or a portion of the Distribution Account held by the Trustee shall be invested and reinvested by the Trustee, in one or more Eligible Investments bearing interest or sold at a discount. Any investment earnings on funds held in the Distribution Account shall be for the account of the Master Servicer. No such investment in the Distribution Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Eligible
Investment is an obligation of the Trustee or an affiliate of the Trustee, then such

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



Eligible Investment shall mature not later than such Distribution Date and (ii) any other date as may be approved by the Rating Agencies and the Certificate
Insurer).

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursements, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account.


         (c) The Master Servicer shall deposit in the Distribution Account the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss from its own funds, without any right to reimbursement therefore.


                                   ARTICLE 6.

                                THE CERTIFICATES

         Section 6.1.        The Certificates.

         The  Class  A  Certificates,   Class  R  Certificates  and  Class  B-IO
Certificates  shall be substantially in the forms set forth in Exhibits A, B and
C,  respectively,  and shall, on original issue, be executed,  authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and  assignment to the Trustee of the Trust.  The Class A  Certificates
shall be initially evidenced by one or more certificates representing the entire
Original  Class A  Certificate  Principal  Balance  and shall be held in minimum dollar  denominations of $1,000 and integral dollar multiples in excess thereof.
The Class B-IO Certificates shall be issued fully registered, definitive form in
Percentage  Interests of ownership of such Class of not less than 10%. The Class
R Certificates  shall be issuable as one or more  certificates  representing the entire  interest in the assets of the Trust other than that  represented  by the
Class A Certificates and the Class B-IO  Certificates and shall be issued to the
Depositor and the Tax Matters Person.

         The Certificates shall be executed by manual or facsimile  signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon.
Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures  were affixed,  authorized to sign on behalf of the Trustee shall bind the Trust,  notwithstanding  that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of  such  Certificates  or did  not  hold  such  offices  at the  date  of  such
Certificate.  No  Certificate  shall  be  entitled  to any  benefit  under  this
Agreement,  or be valid for any purpose, unless such Certificate shall have been manually  authenticated  by the Trustee  substantially  in the form provided for herein,  and such  authentication  upon  any  Certificate  shall  be  conclusive
evidence,   and  the  only  evidence,   that  such  Certificate  has  been  duly
authenticated and delivered hereunder.  All Certificates shall be dated the date of their  authentication.  Subject to Section  6.2(c),  the Class A Certificates
shall be Book-Entry

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



Certificates. The Class B-IO Certificates and Class R Certificates shall not be
Book-Entry Certificates.

         Section 6.2.        Registration of Transfer and Exchange of the
Certificates.

         (a) The Certificate  Registrar shall maintain or cause to be maintained a Certificate  Register in its Corporate Trust office in which,  subject to such reasonable  regulations as it may prescribe,  the  Certificate  Registrar  shall provide  for  the  registration  of the  Certificates  and of  Transfers  of the
Certificates  as  herein   provided.   The  Trustee  shall  initially  serve  as
Certificate  Registrar  for the  purpose of  registering  the  Certificates  and
Transfers of the Certificates as herein provided.

         Upon surrender for registration of Transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class B-IO and Class
R Certificates upon the satisfaction of those conditions applicable to such Certificates, as set forth in Section 6.2(d) and (e) hereof, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like class and of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate
Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates of such class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

         No service charge shall be made for any registration of Transfer or exchange of any Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of Transfer shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         (b)  Except  as  provided  in  paragraph  (c)  below,   the  Book-Entry
Certificates  shall at all times remain registered in the name of the Depository or its nominee and at all times: (i)  registration of such  Certificates may not be transferred by the Trustee except to another Depository;  (ii) the Depository shall maintain  book-entry  records with respect to the  Certificate  Owners and with respect to ownership and transfers of such  Certificates;  (iii)  ownership and  transfers  of  registration  of  such  Certificates  on  the  books  of the
Depository shall be governed by applicable rules  established by the Depository;
(iv) the  Depository  may  collect  its usual and  customary  fees,  charges and expenses from its Depository Participants;

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



(v) the  Trustee  shall  deal  with  the  Depository  as  representative  of the
Certificate  Owners of the Certificates for purposes of exercising the rights of
Holders under this Agreement,  and requests and directions for and votes of such representative  shall  not be deemed  to be  inconsistent  if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information  furnished by the Depository with
respect  to  its  Depository   Participants  and  furnished  by  the  Depository
Participants with respect to indirect  participating  firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate
Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant
or  brokerage  firm  representing  such  Certificate   Owners.  Each  Depository
Participant shall only transfer Book- Entry  Certificates of Certificate  Owners that it  represents  or of  brokerage  firms  for  which  its  acts as  agent in accordance  with the  Depository's  normal  procedures.  The parties  hereto are hereby authorized to execute a Letter of Representations  with the Depository or take such other action as may be necessary or desirable to register a Book-Entry
Certificate to Depository. In the event of any conflict between the terms of any such Letter of  Representation  and this  Agreement the terms of this  Agreement shall control.

         (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Class A Certificates representing Percentage
Interests aggregating not less than 51% advises the Trustee and Depository through the DTC participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Trustee of each Class of Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (i) and (ii) above, or the Seller's expense, in the case of (iii) above, execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) No Transfer of a Class B-IO or Class R Certificate shall be made or registered unless such Transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with such Act and laws. In the event that such a Transfer of a Class B-IO or Class R Certificate is to be made, the Trustee may require a written Opinion of Counsel substantially in the form of Exhibit K or otherwise acceptable to the Trustee to the effect that such Transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from such Act and laws or is being made pursuant to such Act and laws.
The Holder of a

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Class B-IO or Class R Certificate  desiring to effect such Transfer  shall,  and does hereby agree to, indemnify the Trustee and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Opinion of Counsel delivered pursuant to this subsection 6.2(d) shall be an expense of the Trustee or the Master Servicer, but shall, in each case, be paid either by the Holder of the Class B-IO or a Class R Certificate subject to the proposed Transfer or by the proposed Transferee.

         (e) No Transfer of a Class B-IO or Class R Certificate shall be made or registered unless the Trustee shall have received either (i) a representation letter in the form of Exhibit I from the Transferee of such Class B-IO or Class
R Certificate, or (ii) in the case of any such Class B-IO or Class R Certificate presented for registration in the name of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that the purchase or holding of such Class B-IO or Class R Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Master
Servicer or the Depositor to any obligation in addition to those undertaken in this Agreement. No representation letter or Opinion of Counsel delivered pursuant to this subsection 6.2(e) shall be an expense of the Trustee, the Master Servicer or the Depositor, but shall, in each case, be paid either by the Holder of the Class B-IO or Class R Certificate subject to the proposed Transfer or by the proposed Transferee.

         Each Person who has or who acquires any Ownership Interest in a Class R
Certificate  shall be deemed by the  acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership
Interest in a Class R Certificate are expressly subject to the following provisions:

                (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee, shall not be holding or acquiring such Ownership Interest on behalf of any Person that is not a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status or the status of any beneficial owner as a Permitted Transferee.

               (ii) No Person shall  acquire an Ownership  Interest in a Class R
         Certificate unless such Ownership Interest is a pro rata undivided interest.

              (iii) No Ownership Interest in a Class R Certificate may be transferred without the express written consent of the Trustee. In connection with any proposed registered Transfer of any Ownership
         Interest in a Class R Certificate, the Trustee shall, as a condition to such consent, require delivery to it of each of the following:

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                             (A) an affidavit  from the proposed  Transferee  in
                  the form attached as Exhibit M (a "Transfer Affidavit") to the effect that (a) such Transferee is a Permitted  Transferee and that it is not acquiring its Ownership Interest in the Class R
                  Certificate that is the subject of the proposed  Transfer as a nominee,  trustee  or  agent  for  any  Person  who  is  not a
                  Permitted  Transferee;  (b) the proposed  Transferee  does not have the  intention to impede the  assessment or collection of tax legally  required to be paid with respect to any Ownership
                  Interest  in a  Class  R  Certificate;  (c) it has no  present knowledge  or  expectation  that it will become  insolvent  or subject to a bankruptcy proceeding for so long as it holds any
                  Ownership  Interest in a Class R Certificate;  and (d) it will abide by the provisions of clause (vii) below; and

                             (B) a covenant of the proposed  Transferee  stating
                  that the proposed Transferee agrees to be bound by and to abide by the Transfer restrictions applicable to the Class R
                  Certificates.

                          (iv)   Notwithstanding  the  delivery  of  a  Transfer
         Affidavit by a proposed Transferee under clause (iii) above, if an officer of the Trustee assigned to its Corporate Trustee Administration
         Department has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of any Ownership Interest in a Class
         R Certificate to such proposed Transferee shall be effected.

                           (v) Any attempted or purported registered Transfer of any Ownership Interest in a Class B-IO or Class R Certificate in violation of the provisions of subsections 6.2(d) or (e) shall be absolutely null and void and shall vest no rights in the purported
         Transferee, to the extent permitted by applicable law. If any purported
         Transferee shall, in violation of the provisions of subsections 6.2(d) or (e), become a Holder of a Class B-IO or Class R Certificate, the prior Holder of such Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Class B-IO or Class R Certificate was not permitted by subsections 6.2(d) or (e), be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class B-IO or Class R Certificate. The
         Trustee shall be under no liability to any Person for any registration of Transfer of a Class B-IO or Class R Certificate that is in fact not permitted by subsections 6.2(d) or (e) or for making any distributions due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement. The Trustee shall be entitled, but shall not be obligated, to recover from any Holder of a Class B-IO or Class R Certificate that was not a Permitted Transferee at the time such distributions were made all distributions made on such Class B-IO or Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Certificate that is a Permitted Transferee.

                          (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in subsections 6.2(d) or (e), the Trustee shall have the right, but shall not be obligated, without notice to the Holder of such Class R Certificate or any other Person having

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         an Ownership  Interest  therein,  to sell such Class R Certificate to a purchaser  selected  by the  Trustee on such terms as the  Trustee  may choose.  Such  purchaser may be the Trustee  itself or any affiliate of the Trustee.  The proceeds of such sale, net of commissions  (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, shall be remitted by the Trustee to the previous
         Holder of such  Class R  Certificate  that is a  Permitted  Transferee, except that in the event that the Trustee determines that the Holder of such  Class R  Certificate  may be  liable  for any  amount  due  under subsection 6.2(d) or (e) or any other provisions of this Agreement, the
         Trustee may withhold a  corresponding  amount from such  remittance  as security  for such claim.  The terms and  conditions  of any sale under this  clause (vi) shall be  determined  in the sole  discretion  of the
         Trustee,  and the Trustee  shall not be liable to any Person  having an
         Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                         (vii) Each Person  holding or acquiring  any  Ownership
         Interest in a Class R Certificate shall provide the Trustee with its written agreement (in form and substance satisfactory to the Trustee)
         (a) to require a Transfer Affidavit in the form of Exhibit M hereto from any other Person to whom such Person attempts to transfer any Ownership Interest in a Class R Certificate and (b) not to transfer any Ownership Interest in, or to cause the transfer of any Ownership
         Interest in, a Class R Certificate if it has actual knowledge that such other Person is not a Permitted Transferee or will be holding any Ownership Interest in a Class R Certificate on behalf of a Person that is not a Permitted Transferee.

         Upon  notice to the  Trustee  by any  Person,  or if an  officer of the
Trustee assigned to its Corporate Trustee  Administration  Department  otherwise has actual knowledge,  that any Ownership  Interest in a Class R Certificate has been  transferred,  either  directly or indirectly,  to any Person that is not a
Permitted  Transferee  or an agent  thereof  (including  a  broker,  nominee  or middleman) in contravention of the foregoing restrictions, the Trustee agrees to furnish  to  the  Internal  Revenue  Service  and  to the  Person  described  in
860E(e)(3) of the Code the information  described in Treasury Regulation Section
1.860D-1(b)(5)(11),  or any successor regulation thereto.  Such information will
be  provided  in  the  manner   described   in   Treasury   Regulation   Section
1.860E-2(a)(5),  or any  successor  regulation  thereto.  The  Trustee  shall be permitted  to be  reimbursed  by such  Person  for the  cost of  providing  such information,  but the Trustee  shall in all events be  required to furnish  such information.

The foregoing provisions of subsection 6.2(c) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form satisfactory to the Trustee, an Opinion of Counsel to the effect that such removal will not cause the Trust to fail to qualify as a REMIC at any time any Certificate is outstanding.

         Section 6.3.        Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated  Certificate  is  surrendered  to the  Certificate
Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such reasonable security or indemnity as may be required by them to save each of

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them harmless,  then, in the absence of notice to the Trustee or the Certificate
Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.3, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any duplicate Certificate issued pursuant to this Section 6.3, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.4.        Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent, the Certificate Insurer and any agent of the Master Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner
(the "Owner") of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the Certificate Registrar, the
Certificate Insurer nor any agent of any of them shall be affected by notice to the contrary.

         Section 6.5.        Appointment of Paying Agent.

         (a) The Paying Agent shall make distributions to the Holders of Certificates from the Distribution Account pursuant to Section 5.1 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificate-holders as required hereunder. The Paying Agent hereunder shall at all times be a national banking association or a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor Paying
Agent, which appointment shall be reasonably satisfactory to the Depositor and the Seller.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Holders of Certificates in trust for the benefit of the Holders of Certificates entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.


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         6.6.     Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where
Certificates  may be surrendered for  registration of transfer or exchange.  The
Trustee initially  designates its Corporate Trust Office for such purposes.  The
Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


                                   ARTICLE 7.

                THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

         Section 7.1. Liability of the Depositor, the Seller and the Master Servicer.

         The Seller and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller and the Master Servicer, as the case may be, herein.
The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Depositor, the Seller or the Master Servicer.

         Any  corporation  into  which the  Depositor,  the Seller or the Master
Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor, the Seller or the Master Servicer shall be a party, or any corporation succeeding to the business of the Depositor, the Seller or the Master Servicer shall be the successor of the Depositor, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.3.        Limitation on Liability of the Master Servicer and
Others.

         Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master
Servicer hereunder and, provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Net Liquidation
Proceeds realized with respect to the related Mortgage Loan. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly

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executed and submitted by any Person  respecting any matters arising  hereunder.
The Master  Servicer  and any  director  or officer or  employee or agent of the
Master Servicer shall be indemnified by the Trust and held harmless  against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any  specific  Mortgage  Loan or Mortgage  Loans  (except as any such loss,  liability  or expense  shall be otherwise  reimbursable  pursuant to this
Agreement)  and any loss,  liability  or expense  incurred  by reason of willful misfeasance,  bad  faith  or  gross  negligence  in the  performance  of  duties hereunder  or  by  reason  of  reckless  disregard  of  obligations  and  duties hereunder;  provided,  however that such indemnification shall be limited solely
to  amounts   available   therefor   from  time  to  time  pursuant  to  Section
5.1(a)(ii)(D).  The Master  Servicer shall not be under any obligation to appear in,  prosecute or defend any legal action which is not  incidental  to duties to service the Mortgage Loans in accordance with this  Agreement,  and which in its opinion may involve it in any expense or liability;  provided, however, that the
Master  Servicer may in its sole  discretion  undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties  of the  parties  hereto  and  the  interests  of the  Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting  therefrom shall be expenses,  costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor solely  pursuant  to  Section  5.1(a)(ii)(D).  The  Master  Servicer's  right to indemnity  or  reimbursement  pursuant  to this  Section  7.3 shall  survive any resignation or termination of the Master Servicer pursuant to Section 7.4 or 8.1 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or  termination  (or arising from events that occurred prior to such resignation or termination).

         Section 7.4.        Master Servicer Not to Resign.

         Subject to the provisions of Section 7.2, the Master Servicer shall not resign  from the  obligations  and duties  hereby  imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or
Affiliates,  the other  activities  of the Master  Servicer  so  causing  such a conflict  being of a type and nature  carried on by the Master  Servicer  or its subsidiaries  or  Affiliates  at  the  date  of  this  Agreement  or  (ii)  upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor Master Servicer to the Trustee in writing and such proposed  successor
Master  Servicer is  reasonably  acceptable  to the Trustee and the  Certificate
Insurer; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the  appointment  of the  successor  Master  Servicer  stating that the proposed  appointment  of such  successor  Master  Servicer  as Master  Servicer hereunder  will not result in the  reduction or  withdrawal  of the then current rating of the Class A Certificates;  provided, however, that no such resignation by the Master  Servicer  shall  become  effective  until such  successor  Master
Servicer or, in the case of (i) above, the Trustee shall have assumed the Master
Servicer's  responsibilities  and  obligations  hereunder  (including,   without
limitation  the  obligations  of the Master  Servicer  under Section 3.4) or the
Trustee shall have  designated a successor  Master  Servicer in accordance  with
Section  8.2.  Any such  resignation  shall not relieve  the Master  Servicer of responsibility  for any of the obligations  specified in Sections 8.1 and 8.2 as obligations that survive the resignation or

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termination  of the  Master  Servicer.  Any such  determination  permitting  the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Certificate Insurer and the Certificateholders. The Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder or the Certificate Insurer for any amounts paid by the Master
Servicer pursuant to any provision of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate
Insurer. The Trustee shall provide written notice to each Holder of a Certificate promptly after any resignation by the Master Servicer hereunder.

         Section 7.5.        Delegation of Duties.

         In the ordinary course of business, the Master Servicer at any time may delegate  any of  its  duties  hereunder  to any  Person,  including  any of its
Affiliates,  who agrees to conduct  such  duties in  accordance  with  standards comparable to those with which the Master Servicer  complies pursuant to Section
3.1. Such  delegation  shall not relieve the Master  Servicer of its liabilities and  responsibilities  with  respect to such duties and shall not  constitute  a resignation within the meaning of Section 7.4. The Master Servicer shall provide
the   Certificate   Insurer,   each   Rating   Agency,   the  Trustee  and  each
Certificateholder  with  written  notice prior to the  delegation  of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

         Section  7.6.  Indemnification  of the Trust by the  Seller  and Master
Servicer. (a) The Master Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Master Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Master Servicer's failure to perform hereunder. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         (b) Notwithstanding anything to the contrary contained herein, the Seller (i) agrees to be liable directly to the injured party for the entire amount and (ii) shall indemnify and hold harmless the Trust and the Trustee, and with respect to subclause (A) below, the Certificate Insurer, from and against any loss, liability, expense, damage, claim or injury (including, without limitation, any prohibited transactions tax imposed on the Trust, but excluding any loss, liability, expense, damage, claim or injury attributable to a holder of a Regular Certificate in the capacity as an investor in such Certificates as a result of defaults on the Mortgage Loans) arising out of or based on (A) the retention of the Mortgage Loans and Mortgage Files pursuant to the Custodial
Agreement and (B) this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Master Servicer including, in either case, but not limited to, amounts payable to the Master Servicer pursuant to Section 7.3, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with

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the defense of any actual or threatened  action,  proceeding or claim;  provided that the Seller shall not indemnify the Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Trustee's willful malfeasance, bad faith or negligence or by reason of the Trustee's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the termination of the Agreement.


                                   ARTICLE 8.

                                     DEFAULT

         Section 8.1.        Events of Default.

         If any one of the following events (an "Event of Default") shall occur and be continuing:

                           (i) (A) The failure by the Master Servicer to make any Monthly Advance; or (B) any other failure by the Master Servicer to deposit in any Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two
         Business  Days  after the  earlier of the (a)  knowledge  of the Master
         Servicer of such failure and (b) the date upon which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Certificate Insurer or to the Master Servicer and the Trustee by any Certificateholder; or

                          (ii) The  failure by the Master  Servicer  to make any
         required  Servicing  Advance which failure  continues  unremedied for a period of 30 days,  or the  failure on the part of the Master  Servicer duly to observe or perform in any material  respect any other covenants or agreements of the Master  Servicer set forth in the  Certificates or in  this  Agreement,  which  failure,  in  each  case,  materially  and
         adversely   affects  the   interests  of   Certificateholders   or  the
         Certificate  Insurer and which continues  unremedied for a period of 60 days after the earlier of (a) knowledge of the Master  Servicer of such failure and (b) date on which written notice of such failure, requiring the same to be  remedied,  and stating that such notice is a "Notice of
         Default" hereunder, shall have been given to the Master Servicer by the
         Trustee or to the Master  Servicer  and the Trustee by the  Certificate
         Insurer   or  to  the   Master   Servicer   and  the   Trustee  by  any
         Certificateholder or the Certificate Insurer; or

                         (iii) The entry against the Master Servicer of a decree
         or  order  by  a  court  or  agency  or  supervisory  authority  having jurisdiction  in  the  premises  for  the  appointment  of  a  trustee, conservator, receiver or liquidator in any insolvency, conservatorship,
         receivership,   readjustment   of  debt,   marshalling  of  assets  and
         liabilities  or  similar   proceedings,   or  for  the  winding  up  or
         liquidation of its affairs,

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         and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                          (iv)  The  consent  by  the  Master  Servicer  to  the
         appointment  of a trustee,  conservator,  receiver or liquidator in any
         insolvency,   conservatorship,   receivership,  readjustment  of  debt,
         marshalling  of assets and  liabilities  or similar  proceedings  of or relating to the Master Servicer or of or relating to substantially  all of its  property;  or the Master  Servicer  shall  admit in writing its inability  to pay its  debts  generally  as  they  become  due,  file a
         petition  to  take   advantage   of  any   applicable   insolvency   or
         reorganization  statute,  make an  assignment  for the  benefit  of its creditors, or voluntarily suspend payment of its obligations;

                           (v)  Any   breach  by  the  Master   Servicer   of  a
         representation  or warranty made in Section 2.4, which breach continues unremedied  for a period of 60 days after the earlier of (a)  knowledge of the  Master  Servicer  of such  failure  and (b) the  date on  which written notice of such breach,  requiring the same to be remedied,  and stating that such notice is a "Notice of Default" hereunder, shall have been  given to the  Master  Servicer  by the  Trustee  or to the Master
         Servicer  and the Trustee by the  Certificate  Insurer or to the Master
         Servicer and the Trustee by any Certificateholder;

                          (vi) the occurrence of a Servicer Removal Right Event;
         or

                         (vii) The  Certificate  Insurer  reasonably  determines
         that the  performance  by the Master  Servicer of its servicing  duties hereunder  with  respect  to the  Mortgage  Loans  is  not in  material
         compliance  with  reasonably   acceptable   servicing  standards  after
         considering the following factors: (A) the terms and conditions of this
         Pooling and Servicing Agreement, (B) the Master Servicer's practices as of the  Closing  Date,  as the same may be amended or  modified  by the
         Master  Servicer  from time to time  provided  that such  amendments or modifications  are  either  (i)  consistent  with  reasonable  industry standards  for the servicing of closed-end  fixed-rate  sub-prime  home equity  loans  similar  to  the  Mortgage  Loans  or  (ii)  the  Master
         Servicer's historical practices and procedures regarding the amendment, modification  and  development of its servicing  procedures and (C) the then  current  practices  of the Master  Servicer  applied to all other loans  similar  to the  Mortgage  Loans  then  serviced  by the  Master
         Servicer  whether such mortgage loans are owned by the Master  Servicer or otherwise, and in the reasonable judgment of the Certificate Insurer such material  noncompliance  would materially and adversely affect the interests  of the  Certificateholders  or the  Certificate  Insurer and
         continues  unremedied  for a period of 45 days  after the date on which
         written  notice  thereof,   describing  with  reasonable   detail  such
         noncompliance, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall be given to the Master
         Servicer, each Certificateholder and the Trustee.

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Master Servicer within the time periods provided for above, (x) subject to the succeeding paragraph, with respect solely to clause
(i)(A) above, if such Monthly Advance is not made by 4:00 P.M. New York time on the second Business Day following

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written notice to the Master Servicer of such event, the Trustee shall terminate all of the rights and  obligations  of the Master  Servicer under this Agreement and the Trustee,  or a successor  Master  Servicer  appointed in accordance with
Section 8.2, shall immediately make such Monthly Advance and assume, pursuant to
Section 8.2 hereof,  the duties of a successor  Master  Servicer  and (y) in the case of (i)(B),  (ii),  (iii),  (iv), (v), (vi) and (vii), the Trustee shall, at the direction of the Certificate Insurer or the Holders of each Class of Class A
Certificates  evidencing  Percentage Interests  aggregating not less than 51% by notice then given in writing to the Master Servicer,  shall terminate all of the rights and  obligations  of the Master  Servicer as Master  Servicer  under this
Agreement.  Upon the Trustee's obtaining actual knowledge that a required amount described  in clause  (i) above has not been made by the  Master  Servicer,  the
Trustee  shall  notify an  Authorized  Officer of the Master  Servicer,  and the
Certificate Insurer, as soon as is reasonably practical.  Any such notice to the
Master   Servicer   shall  also  be  given  to  each  Rating   Agency  and  each
Certificateholder.  On or after  the  receipt  by the  Master  Servicer  of such written  notice,  all  authority  and power of the  Master  Servicer  under this
Agreement,  whether with respect to the  Certificates  or the Mortgage  Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this
Section 8.1;  and,  without  limitation,  the Trustee is hereby  authorized  and empowered  to  execute  and  deliver,  on  behalf  of  the  Master  Servicer  as attorney-in-fact or otherwise, any and all documents and other instruments,  and to do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement  of each Mortgage  Loan and related  documents,  or  otherwise.  The
Master   Servicer  agrees  to  cooperate  with  the  Trustee  in  effecting  the termination of the responsibilities and rights of the Master Servicer hereunder,
including,   without   limitation,   the   transfer   to  the  Trustee  for  the
administration  by it of all cash  amounts that shall at the time be held by the
Master  Servicer and to be deposited by it in the  Collection  Account,  or that have  been  deposited  by the  Master  Servicer  in the  Collection  Account  or
thereafter  received by the Master  Servicer with respect to the Mortgage Loans.
All costs and expenses  (including  attorneys' fees) incurred in connection with transferring  the Mortgage Files to the successor  Master  Servicer and amending this Agreement to reflect such  succession as Master  Servicer  pursuant to this
Section  8.1  shall  be  paid  by the  predecessor  Master  Servicer  (or if the predecessor  Master Servicer is the Trustee,  the initial Master  Servicer) upon presentation of reasonable documentation of such costs and expenses.

         Notwithstanding  the  foregoing,  a delay in or failure of  performance under  Section  8.1(i)(A)  for a period of ten  Business  Days or under  Section
8.1(ii)  for a period of 30  Business  Days,  shall not  constitute  an Event of
Default if such delay or failure  could not be  prevented  by the  existence  of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public
disorder,  rebellion  or  sabotage,  epidemics,  landslides,   lightning,  fire,
hurricanes,  earthquakes, floods or similar causes. The preceding sentence shall not  relieve  the Master  Servicer  from using its best  efforts to perform  its respective  obligations in a timely manner in accordance  with the terms of this
Agreement and the Master  Servicer  shall provide the Trustee,  the  Certificate
Insurer and the  Certificateholders  with an Officers' Certificate giving prompt notice  of such  failure  or delay by it,  together  with a  description  of its efforts to so perform its  obligations.  The Master  Servicer shall  immediately notify  the  Trustee  and the  Certificate  Insurer  in  writing of any Event of
Default.

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         Section 8.2.        Trustee to Act; Appointment of Successor.

         (a) On and  after the time the  Master  Servicer  receives  a notice of termination  pursuant to Section 8.1 or 7.4, the Trustee  shall be the successor in all respects to the Master  Servicer in its  capacity as servicer  under this
Agreement  and the  transactions  set forth or provided  for herein and shall be subject to all the  responsibilities,  duties and liabilities  relating  thereto
placed  on  the  Master  Servicer  by  the  terms  and  provisions   hereof.  As
compensation  therefor,  the Trustee shall be entitled to all such  compensation and expenses as the Master  Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the
Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally  unable so to act, the Trustee may,  with the written  consent of the
Certificate Insurer (in the situation described in clause (i) above) or shall at the direction of the Certificate  Insurer (in the situation  described in clause
(ii) above)  appoint or petition a court of competent  jurisdiction  to appoint, any  established  housing and home finance  institution,  bank or other mortgage loan  or  home  equity  loan  servicer  having  a net  worth  of not  less  than
$50,000,000 as the successor to the Master Servicer  hereunder in the assumption of all or any part of the responsibilities,  duties or liabilities of the Master
Servicer  hereunder;  provided that any such successor  Master Servicer shall be acceptable to the Certificate Insurer, as evidenced by the prior written consent of the Certificate  Insurer,  which consent shall not be unreasonably  withheld, and provided  further that the appointment of any such successor Master Servicer will not result in the  qualification,  reduction or  withdrawal  of the ratings assigned to the  Certificates by the Rating Agencies.  Pending  appointment of a successor to the Master Servicer hereunder,  unless the Trustee is prohibited by law from so  acting,  the  Trustee  shall act in such  capacity  as  hereinabove provided.  In connection with such  appointment  and  assumption,  the successor shall be entitled to receive  compensation  out of payments on Mortgage Loans in an amount equal to the compensation and expenses which the Master Servicer would otherwise have received pursuant to Section 3.9 (or such lesser  compensation as the Trustee and such  successor  shall agree).  The  appointment  of a successor
Master  Servicer  shall not  affect  any  liability  of the  predecessor  Master
Servicer which may have arisen under this Agreement  prior to its termination as
Master  Servicer  (including,  without  limitation,  the  obligation to purchase
Mortgage Loans pursuant to Section 3.1, to pay any deductible under an insurance policy  pursuant to Section 3.4 or to indemnify the Trustee  pursuant to Section
7.6),  nor  shall  any  successor  Master  Servicer  be  liable  for any acts or omissions of the  predecessor  Master  Servicer or for any breach by such Master
Servicer of any of its representations or warranties  contained herein or in any related  document or agreement.  The Trustee and such successor  shall take such action,  consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master
Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.12.

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         Section 8.3.        Waiver of Defaults.

         The Trustee may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VIII, provided, however, that the Trustee may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 8.4.        Notification to Certificateholders.

         Upon any  termination  or  appointment  of a  successor  to the  Master
Servicer pursuant to this Article VIII or Section 7.4, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer and each Rating Agency.


                                   ARTICLE 9.

                                   THE TRUSTEE

         Section 9.1.        Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions,  reports,  documents,  orders or other  instruments  furnished  to the
Trustee  which  are  specifically  required  to be  furnished  pursuant  to  any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement;  provided,  however,  that the Trustee will not be  responsible  for  the  accuracy  or  content  of any  such  resolutions,
certificates,   statements,   opinions,  reports,  documents,  orders  or  other
instruments.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:


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                           (i) prior to the  occurrence  of an Event of Default,
         and after  the  curing of all such  Events  of  Default  which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express  provisions of this Agreement,  the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement,  no implied  covenants or obligations  shall be read into this  Agreement  against the Trustee and,  in the  absence  of bad  faith  on the part of the  Trustee,  the
         Trustee may  conclusively  rely, as to the truth of the  statements and
         the   correctness  of  the  opinions   expressed   therein,   upon  any
         certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                         (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Certificate Insurer or Certificateholders under this Agreement; and

                          (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 8.1 unless a Responsible Officer of the Trustee at the Corporate Trust
         Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Seller or the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         Section 9.2.        Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 9.1:

                           (i) the Trustee may request and rely upon,  and shall
         be protected in acting or refraining  from acting upon, any resolution,
         Officer's   Certificate,   certificate   of   auditors   or  any  other
         certificate,  statement,  instrument, opinion, report, notice, request, consent, order,  appraisal,  bond or other paper or document reasonably believed by it to be genuine and to have been  signed or  presented  by the proper party or parties,  and the manner of obtaining  consents and of evidencing the authorization

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         of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                          (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                         (iii)  the  Trustee  shall be under  no  obligation  to
         exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation
         hereto,   at  the   request,   order  or   direction   of  any  of  the
         Certificateholders   or  the  Certificate  Insurer,   pursuant  to  the
         provisions of this  Agreement,  unless such  Certificateholders  or the
         Certificate  Insurer  shall  have  offered  to the  Trustee  reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any  discretionary  act  enumerated  in  this  Agreement  shall  not be construed as a duty,  and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act; nothing  contained herein shall,  however,  relieve the Trustee of the obligations,  upon the occurrence of an Event of Default (which has not been  cured) of which a  Responsible  Officer  of the  Trustee  has actual  knowledge,  to exercise such of the rights and powers vested in it by this  Agreement,  and to use the same degree of care and skill in their  exercise  as a prudent  person  would  exercise or use under the circumstances in the conduct of his or her own affairs;

                          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) prior to the  occurrence  of an Event of  Default
         and after the curing of all Events of Default which may have  occurred, the Trustee shall not be bound to make any investigation into the facts
         or  matters   stated  in  any   resolution,   certificate,   statement,
         instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents,  unless requested in writing to do so by the  Certificate  Insurer;  provided,  however,  that if the payment within a  reasonable  time to the  Trustee  of the costs,  expenses  or liabilities  likely  to be  incurred  by  it  in  the  making  of  such investigation is, in the opinion of the Trustee, not reasonably assured to the  Trustee  by the  security  afforded  to it by the terms of this
         Agreement,  the Trustee may require  reasonable  indemnity against such cost,  expense or  liability  as a condition  to such  proceeding.  The reasonable  expense  of  every  such  examination  shall be paid by the
         Master Servicer or, if paid by the Trustee,  shall be reimbursed by the
         Master Servicer upon demand.  Nothing in this clause (v) shall derogate from the  obligation of the Master  Servicer to observe any  applicable law prohibiting disclosure of information regarding the Mortgagors;

                          (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer

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         until  such  time  as the  Trustee  may be  required  to act as  Master
         Servicer  pursuant  to Section 8.2 and  thereupon  only for the acts or omissions of the Trustee as successor Master Servicer; and

                         (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

         Section 9.3.     Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the successor Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master
Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master
Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master
Servicer  (other  than if the  Trustee  shall  assume  the  duties of the Master
Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), any subservicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), or any subservicer taken in the name of the Trustee; the failure of the Master Servicer or any subservicer to act or perform any duties acquired of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master
Servicer  (other  than if the  Trustee  shall  assume  the  duties of the Master
Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master

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



Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section
2.1(d). The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

         Section 9.4.        Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and/or trust business with the Depositor, the Seller, the Master Servicer or their Affiliates.

         Section 9.5.        Master Servicer to Pay Trustee's Expenses.

         The Trustee  shall be  entitled to receive the Trustee Fee  pursuant to
Section 5.1(a)(i)(A) and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any other agreement related hereto (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Master Servicer covenants and agrees to indemnify the Trustee and any directors, officers, employees and agents of the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Trustee's negligence or bad faith of the Trustee. In the event the Master Servicer fails to perform its obligations hereunder, then the Trustee shall be indemnified by the Trust for the payment of the Trustee's monthly fee which right of the Trustee shall have priority over all other distributions and payments from the Distribution Account. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         Section 9.6.        Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a national banking association or a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having (or in the case of a bank or corporation included in a bank holding company system, the related bank holding company shall have) a rating with respect to its long-term unsecured debt obligations of at least Baa3 by Moody's and BBB- by S&P (or such lower rating as such rating agency may from time to time agree). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so

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published.  The principal office of the Trustee (other than the initial Trustee)
shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.
In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

         Section 9.7.        Resignation or Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master
Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee
(approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Master Servicer. If no successor
Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor
Trustee.

         If at any time the Trustee  shall  cease to be  eligible in  accordance with the  provisions  of  Section  9.6 and shall  fail to resign  after  written request therefor by the Depositor or the Certificate  Insurer, or if at any time the Trustee  shall be legally  unable to act, or shall be adjudged a bankrupt or insolvent,  or a receiver of the Trustee or of its property  shall be appointed, or any  public  officer  shall take  charge or control of the  Trustee or of its
property  or  affairs  for  the  purpose  of  rehabilitation,   conservation  or
liquidation, or if a tax is imposed or threatened with respect to the Trust Fund by any  state in which  the  Trustee  is  located,  then  the  Depositor  or the
Certificate  Insurer may remove the Trustee. If the Depositor or the Certificate
Insurer  removes the Trustee  under the authority of the  immediately  preceding sentence,  the Depositor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written  instrument,  in  duplicate,  one copy of which  instrument shall be  delivered  to the  Trustee  so removed  and one copy to the  successor trustee.  Immediately  upon its appointment  and  qualification  hereunder,  the successor  Trustee  shall  provide  written  notice to each  Holder of a Class A
Certificate of its appointment and qualification.

         The Holders of Certificates evidencing Voting Interests aggregating at least 51% may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee and shall thereupon use their best efforts to appoint a successor trustee in accordance with this Section.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.8.


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         Section 9.8.        Successor Trustee.

         Any successor Trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee and the Certificate Insurer an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No  successor  Trustee  shall  accept  appointment  as provided in this
Section 9.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.6.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.8, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master
Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         Section 9.9.        Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any, merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.10.       Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee shall each have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. The parties hereto acknowledge that any such co-trustee or separate trustee will act as co-trustee or separate

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trustee hereunder  pursuant to any co-trustee  agreement between the Trustee and such co-trustee or separate Trustee, and shall be entitled to the same rights and subject to the same standards as the Trustee with respect to all rights and immunities of the Trustee, including with respect to indemnification and the obligations and duties of the Depositor or the Master Servicer to the Trustee pursuant to the terms hereof. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and of the Certificate
Insurer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 9.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.8. The Master
Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i)  all  rights,   powers,  duties  and  obligations
         conferred  or imposed  upon the Trustee  shall be  conferred or imposed upon and  exercised  or  performed  by the  Trustee  and such  separate trustee or co-trustee  jointly (it being  understood that such separate trustee or co-trustee is not authorized to act  separately  without the
         Trustee  joining in such act),  except to the extent that under any law of any  jurisdiction  in  which  any  particular  act or acts are to be performed  (whether as Trustee  hereunder or as successor to the Master
         Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts,  in which event such rights,  powers,  duties and  obligations  (including  the  holding of title to the Trust or any portion  thereof  in any  such  jurisdiction)  shall be  exercised  and performed singly by such separate trustee or co-trustee,  but solely at the direction of the Trustee;

                          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder;
         and

                         (iii) the Master Servicer and the Trustee may each at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article 9. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Master Servicer.

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         Any separate  trustee or co-trustee  may, at any time,  constitute  the
Trustee,  its agent or attorney-in-fact,  with full power and authority,  to the extent not  prohibited  by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name.  If any separate  trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties,  rights,  remedies  and trusts shall vest in and be exercised by the
Trustee,  to the extent  permitted by law,  without the  appointment of a new or successor Trustee.

         Section 9.11.       Limitation of Liability.

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 9.12.       Trustee May Enforce Claims Without Possession of
Certificates.

         All  rights  of  action  and  claims   under  this   Agreement  or  the
Certificates  may  be  prosecuted  and  enforced  by  the  Trustee  without  the possession  of  any  of  the  Certificates  or  the  production  thereof  in any proceeding relating thereto,  and such preceding instituted by the Trustee shall be  brought in its own name or in its  capacity  as  Trustee.  Any  recovery  of judgment shall, after provision for the payment of the reasonable  compensation, expenses,  disbursement and advances of the Trustee,  its agents and counsel, be for the  ratable  benefit  or the  Certificateholders  in  respect of which such judgment has been recovered.

         Section 9.13.       Suits for Enforcement.

         In case an Event of Default or other default by the Master Servicer or the Depositor hereunder or any Certificate Insurer Default or other default by the Certificate Insurer hereunder or under the Certificate Insurance Policy shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         Section 9.14.       Waiver of Bond Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.


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         Section 9.15.       Waiver of Inventory, Accounting and Appraisal
Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.



                                   ARTICLE 10.

                                   TERMINATION

         Section 10.1.       Termination.

         (a) The respective  obligations and responsibilities of the Seller, the
Master Servicer,  the Depositor,  the Document Custodian and the Trustee created hereby  (other than the  obligation  of the Trustee to make certain  payments to
Certificateholders  after the final  Distribution Date and the obligation of the
Master  Servicer  to send  certain  notices  as  hereinafter  set  forth)  shall terminate  upon notice to the Trustee of the later of (A) payment in full of all amounts owing to the Certificate  Insurer unless the  Certificate  Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the
Aggregate  Class A Principal  Balance has been  reduced to zero,  (ii) the final payment or other  liquidation of the last Mortgage Loan in the Trust,  (iii) the optional  purchase by the Master  Servicer  of the  Mortgage  Loans  pursuant to
Section   10.1(b)  and  (iv)  the   Distribution   Date  in   September,   2027.
Notwithstanding  the  foregoing,  in no event  shall  the trust  created  hereby continue  beyond the expiration of 21 years from the death of the last surviving descendants  of Joseph P. Kennedy,  the late  ambassador of the United States to the Court of St. James's, living on the date hereof.

         (b) The Master Servicer shall have the right to exercise the option to effect the transfer to it of each Mortgage Loan pursuant to Section 10.1(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Aggregate Loan Balance is less than five percent (5%) of the Cut-Off Date Aggregate Loan Balance. The exercise of such purchase right shall be conditioned upon receipt by the Trustee of an Opinion of Counsel to the effect that such purchase will not give rise either to any tax on "prohibited transactions" under Section 860F(a)(1) of the Code or any tax on contributions made to the REMIC after the "startup day" under Section 860G(d) of the Code. If such right is exercised, the Master Servicer shall provide to the Trustee the certification required by Section 3.8 and, promptly following payment of the repurchase price, the Trustee shall execute proper instruments acknowledging termination and discharge of this Agreement in the form provided by the Master
Servicer. Such certificate shall be delivered by the Master Servicer to the Trustee in a timely manner so as to enable the Trustee to timely notify the Holders of Certificates pursuant to Section 10.1(c).

         (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Holders of Certificates may

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surrender   their   Certificates  to  the  Trustee  for  payment  of  the  final distribution  and  cancellation,  shall be given  promptly by the Trustee  (upon receipt of written directions from the Depositor, if the Depositor is exercising its right to retransfer the Mortgage  Loans,  given not later than the first day of the month  preceding the month of such final  distribution)  by letter to the
Holders of Certificates  mailed not earlier than the 15th day and not later than the 25th day of the month next  preceding  the month of such final  distribution specifying  (i) the  Distribution  Date upon  which  final  distribution  of the
Certificates  will be made, (ii) the amount of each such final  distribution and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable.  In the event written  directions  are delivered by the Depositor to the Trustee as described in the preceding sentence,  the Depositor shall deposit in the Distribution  Account on or before the  Distribution  Date for such final distribution in immediately  available funds an amount which,  when added to the funds on deposit in the Distribution  Account that are payable to the Holders of
Certificates,  will be equal to the  retransfer  amount for the  Mortgage  Loans computed as above provided.

         (d) Upon  presentation  and  surrender  of the Class A and  Class  B-IO
Certificates,  the Trustee shall cause to be distributed to the holders of Class
A and Class B-IO Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective
Class A and Class B-IO Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to holders of Class A and Class B-IO Certificates pursuant to Section 5.1 for such Distribution Date. On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of
(x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay holders of Class A and Class B-IO
Certificates pursuant to Section 5.1 (a) and any amounts owing to the Trustee in respect of the Trustee Fee and (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to Section 5.1(a)

         (e)  In  the  event   that  all  of  the   Class  A  and   Class   B-IO
Certificateholders shall not surrender their Class A and Class B-IO Certificates for final payment and  cancellation on or before such final  Distribution  Date, the  Trustee  shall  promptly  following  such  date  cause  all  funds  in  the
Distribution  Account not distributed in final distribution to Class A and Class
B- IO Certificateholders to be withdrawn therefrom and credited to the remaining
Class A and Class B-IO Certificateholders by depositing such finds in a separate escrow account for the benefit of such Class A and Class B-IO Certificateholders and the Master  Servicer  (if the Master  Servicer  has  exercised  its right to purchase  the  Mortgage  Loans) or the  Trustee (in any other case) shall give a second written notice to the remaining Class A and Class B-IO Certificateholders to surrender  their Class A and Class B-IO  Certificates  for  cancellation  and receive the final distribution with respect thereto. If within nine months after the  second  notice all the  Certificates  shall not have been  surrendered  for cancellation,  the Class R Certificateholder  shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any  responsibility  for such funds and the
Certificateholders shall look to the Class R Certificateholder for payment.


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         Section 10.2.       Additional Termination Requirements.

         (a) In the event that the Master Servicer exercises its purchase option as provided in Section 10.1, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this subsection 10.2(a) will not (A) result in the imposition of taxes on "prohibited transactions" of the Trust, as defined in
Section 860F of the Code, or contributions to the REMIC after the "startup day," as defined in Section 860G(d) of the Code, or (B) cause the Trust to fail to qualify as a REMIC at any time any Certificate is outstanding:

                           (i)  within  ninety  (90)  days  prior  to the  final
         Distribution  Date set forth in the notice  given by the Trustee  under
         Section 10.1, the Trustee, at the direction of the Depositor, shall adopt a plan of complete liquidation of the Trust in the form prepared by the Depositor;

                          (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the Distribution Date for the final distribution, the Trustee shall sell all of the assets of the Trust either to the Depositor or other purchaser of the assets of the Trust, as the case may be, for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the such final Distribution
         Date, the Trustee shall not sell any of the assets of the Trust prior to the close of that calendar quarter; and

                         (iii)  the   Trustee   shall  make  the   distributions
         specified  in  subsection  10.1(e) on or before the final  Distribution
         Date referred to in clause (i) above.

         (b) The Trustee hereby agrees to adopt a plan of complete liquidation as specified in subsection 10.2(a) upon the written direction of the Depositor and to take such other action in connection therewith as may be reasonably requested by the Depositor.



                                   ARTICLE 11.

                              REMIC ADMINISTRATION

         Section 11.1.       REMIC Administration.

         (a) It is intended that the REMIC Pool designated hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC
Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of the Trust, and that in such capacities, it shall:

                          (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment
         Conduit Income Tax Return

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         (Form 1066) and any other Tax Return required to be filed by the Trust, using a calendar year as the taxable year for the Trust;

                          (ii) make, or cause to be made, an election, on behalf of the Trust, to be treated as a REMIC on the federal tax return of the Trust for its first taxable year;

                         (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal
         Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                          (iv) to the extent  that the  affairs of the Trust are
         within its control, conduct such affairs of the Trust at all times that any  Certificates  are  outstanding so as to maintain the status of the
         Trust as a REMIC under the REMIC  Provisions  and any other  applicable
         federal,   state  and  local  laws,   including,   without  limitation,
         information  reports  relating to "original issue discount," as defined in the Code,  based upon the  Prepayment  Assumption  and calculated by using the issue price of the Certificates;

                          (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust;

                          (vi) pay  from the  Trust  the  amount  of any and all
         federal,  state,  and local  taxes,  imposed  upon the  Trustee  or the
         Certificateholders  in  connection  with the Trust Fund or the Mortgage
         Loans,  prohibited  transaction taxes as defined in Section 860F of the
         Code  imposed  on the Trust  Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other
         appropriate   Person  from  contesting  any  such  tax  in  appropriate
         proceedings and shall not prevent the Trustee from withholding  payment of  such  tax,  if  permitted  by  law,  pending  the  outcome  of such proceedings).  The Trustee  shall be  entitled to prompt  reimbursement from the Master Servicer;

                          (vii) ensure that any such returns or reports filed on behalf of the Trust Fund by the Trustee are properly executed by the appropriate person;

                        (viii) represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust Fund and otherwise act on behalf of the Trust Fund in relation to any tax matter involving the Trust Fund at the expense of the Master Servicer;

                          (ix)  as  provided  in  Section  5.12   hereof,   make
         available  information necessary for the computation of any tax imposed
         (1) on  transferors of residual  interests to transferees  that are not
         Permitted Transferees or (2) on pass-through

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         entities,  any  interest  in which is held by an entity  which is not a
         Permitted  Transferee.  The Trustee  covenants  and agrees that it will cooperate with the Master Servicer in the foregoing matters and that it will sign, as Trustee,  any and all Tax Returns required to be filed by the Trust  Fund.  Notwithstanding  the  foregoing,  at such time as the
         Trustee  becomes  the  successor  Master  Servicer,  the  holder of the largest  percentage  of the  Class R  Certificates  shall  serve as Tax
         Matters Person until such time as an entity is appointed to succeed the
         Trustee as Servicer;

                           (x) make  available to the Internal  Revenue  Service
         and those Persons  specified by the REMIC  Provisions  all  information necessary to compute any tax imposed (A) as a result of the Transfer of an  Ownership  Interest in a Class B-IO or Class R  Certificate  to any
         Person who is not a Permitted  Transferee,  including  the  information
         described  in  Treasury   regulations   sections   1.860D-1(b)(5)   and
         1.860E-2(a)(5)  with respect to the "excess  inclusions"  of such Class
         B-IO  or  Class R  Certificate  and (B) as a  result  of any  regulated investment  company,  real estate investment trust,  common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an  Ownership  Interest in a Class B- IO or Class R
         Certificate  having as among its record  holders at any time any Person that  is  not  a  Permitted  Transferee.  Reasonable  compensation  for providing such information may be accepted by the Trustee; and

                          (xi) Upon filing with the  Internal  Revenue  Service,
         the Trustee  shall  furnish to the Holders of the Class B-IO or Class R
         Certificates  the Form  1066 and each  Form  1066Q  and  shall  respond promptly to written requests made not more frequently than quarterly by any Holder of Class B-IO or Class R  Certificates  with  respect to the
         following   matters  but  only  to  the  extent  the  Trustee  has  the information available with respect to such matters:

                             (1) The original  projected  principal and interest
                  cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage
                  Loans, based on the Prepayment Assumption;

                             (2) The projected  remaining principal and interest
                  cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment
                  Assumption;

                             (3) The Prepayment Assumption and any interest rate
                  assumptions used in determining the projected principal and interest cash flows described above;

                             (4) The original issue discount (or, in the case of
                  the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;


                                       93




                             (5) The  treatment of losses  realized with respect
                  to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claims with respect to the Mortgage Loans;

                             (6) The amount and timing of any non-interest
                  expenses of the REMIC; and

                             (7) Any taxes  (including  penalties  and interest)
                  imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contribution" or "net income from foreclosure property" or state or local income or franchise taxes;

         Section 11.2.       Prohibited Transactions and Activities.

         Subject to the provisions of Article 2 and Section 3.1(d),  neither the
Trustee  nor  the  Master  Servicer  shall  permit  the  sale,   disposition  or
substitution  of the  Mortgage  Note or the  substitution  of a  property  for a
Mortgage  Property  (except in a disposition  pursuant to (i) the  bankruptcy or insolvency  of the REMIC  Pool or (ii) the  termination  of the REMIC  Pool in a
"qualified  liquidation"  as  defined in Section  860F(a)(4)  of the Code),  nor acquire any assets for the REMIC Pool  (other than REO),  nor sell or dispose of any  investments in the Accounts for gain, nor accept any  contributions  to the
REMIC Pool,  unless it has received an Opinion of Counsel (at the expense of the
Person  requesting  the  Trustee to take such  action)  to the effect  that such disposition,  acquisition,  substitution,  or  acceptance  will  not (a)  affect adversely the status of the REMIC Pool as a REMIC or of the Certificates,  other than the Class R Certificate,  as the regular interests therein,  (b) affect the distribution  of interest or  principal on the  Certificates,  (c) result in the encumbrance  of the assets  transferred  or assigned  to the REMIC Pool  (except pursuant to the provisions of this  Agreement) or (d) cause the REMIC Pool to be subject to a tax on  "prohibited  transactions"  or  "prohibited  contributions"
pursuant to the REMIC Provisions.

         Section 11.3.       Indemnification with Respect to Certain Taxes and
Loss of REMIC Status.

         (a) In the event that the REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution or the receipt of "net income from foreclosure property" subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance by the Trustee of its duties and obligations specifically set forth herein, or by reason of the Trustee's reckless disregard of its obligations and duties thereunder, the Trustee shall indemnify the Trust against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting therefrom; provided, however, that the Trustee shall not be liable for any Losses attributable to the action or inaction of the Master Servicer, the Depositor or the Holder of the Class R
Certificate nor for any Losses resulting from misinformation provided by the Master Servicer, the Depositor or the Holder of the Class R Certificate on which the

                                       94




Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Class R Certificate at law or in equity.

         (b) In the event that the REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution or the receipt of "net income from foreclosure property" subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance of the Master Servicer in the performance of its duties and obligations set forth herein, or by reason of the Master Servicer's reckless disregard of its obligations and duties hereunder, the Master Servicer shall indemnify the Trust against any and all tax related liabilities and expenses, including interest and penalties ("Expenses") resulting therefrom; provided, however, that the Master Servicer shall not be liable for any such Expenses attributable to the action or inaction of the Trustee, the Depositor, or the Holder of the Class R Certificate nor for any such Expenses resulting from misinformation provided by the Trustee, the Depositor or the Holder of the Class R Certificate on which the Master Servicer has reasonably relied.

         The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Class R Certificate at law or in equity.


                                   ARTICLE 12.

                            MISCELLANEOUS PROVISIONS

         Section 12.1.       Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Seller, the Document Custodian and the Trustee, in each case without the consent of any of the Certificateholders, but only with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Depositor or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Trustee, the Depositor or the Master Servicer is obligated to obtain, maintain or improve any such rating), or (vi) to add, delete or modify any provision to such extent as shall be necessary or desirable to maintain the qualification of the REMIC Pool as a REMIC; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (x) in each case (other than with respect to any action necessary to maintain REMIC qualification, as provided in clause (vi) above) adversely affect in any material respect the interests of any Certificateholder and (y) in each case, is necessary or desirable to maintain the qualification

                                       95




of the REMIC Pool as a REMIC or shall not cause the REMIC Pool to fail to qualify as a REMIC materially and adversely affect the interests of any Certificateholder.

         This  Agreement  also may be amended from time to time with the consent of the Certificate  Insurer (provided no Certificate Insurer Default, as defined in clause (i) of the definition thereof, has occurred and is continuing), by the
Depositor,  the Master  Servicer,  the Seller,  the Document  Custodian  and the
Trustee;  and the Master Servicer and the  Certificate  Insurer may from time to time consent to the amendment of this Agreement with the consent of the Majority
Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Certificate Insurance
Policy or of  modifying  in any  manner  the  rights of the  Certificateholders;
provided,  however,  that no such  amendment  shall (A) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Certificate Insurance Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate, or (B)
reduce the  aforesaid  percentage  required  to  consent to any such  amendment, without the consent of the Holders of all Certificates then  outstanding.  Prior to execution of any such amendment, the Depositor shall furnish the Trustee with an Opinion of Counsel  stating whether such amendment would cause the REMIC Pool to  fail  to  qualify  as a  REMIC.  An  amendment  made  with  the  consent  of
Certificateholders  and the Certificate  Insurer and executed in accordance with
this  Section  12.1  shall  be  permitted  or  authorized   by  this   Agreement
notwithstanding  that such Opinion of Counsel may conclude  that such  amendment would  cause the REMIC Pool to fail to qualify  as a REMIC;  provided,  however, that the  Trustee  shall not be liable to any Person for any  amendment  to this
Agreement permitted under the terms hereof.

         Prior to the execution of any such amendment, the Master Servicer shall furnish written notification of the substance of such amendment to each Rating
Agency. In addition, promptly after the execution of any such amendment made with the consent of the Holders of the Class A Certificates, the Trustee shall furnish fully executed original counterparts of the instruments effecting such amendment to the Certificate Insurer and to each Holder of an Class A
Certificate.

         The  manner  of  obtaining   such  consents  and  of   evidencing   the
authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with any amendment pursuant to this Section 12.1, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement.

         Section 12.2.       Recordation of Agreement.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of

                                       96




the  properties  subject  to the  Mortgages  are  situated,  and  in  any  other appropriate  public  recording  office  or  elsewhere,  such  recordation  to be effected by the Master Servicer,  provided, however that from and after the date on which an Assignment  Event occurs and the Mortgage Files are delivered to the
Trustee or its designee,  such recordation shall be effected by the Trustee, but only upon  direction of Holders of the Class A  Certificates  accompanied  by an
Opinion  of  Counsel  to  the  effect  that  such  recordation   materially  and
beneficially  affects  the  interests  of Holders of Class A  Certificates.  The
Holders of Class A Certificates requesting such recordation shall bear all costs and  expenses of such  recordation.  The  Trustee  shall have no  obligation  to
ascertain   whether   such   recordation   so  affects  the   interests  of  the
Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 12.3.       Limitation on Rights of Certificateholders.

         The death or incapacity of any Holder of a Class A Certificate shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in Section 12.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Holder of a Class A Certificate be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of 25% or more of Percentage Interests in the Class A
Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to

                                       97




obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.4.       GOVERNING LAW.

         THIS  AGREEMENT  SHALL BE CONSTRUED IN ACCORDANCE  WITH THE LAWS OF THE
STATE OF NORTH CAROLINA AND THE OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.5.       Notices.

         All demands,  notices and communications  hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt  requested,  to (a) in the case of the Seller,
First Union National Bank of North Carolina, One First Union Center,  Charlotte,
North Carolina 28288, Attention: Mortgage Finance, (b) in the case of the Master
Servicer,  First Union National Bank of North Carolina,  One First Union Center,
Charlotte, North Carolina 28288, Attention: Mortgage Finance, (c) in the case of the Trustee,  at the Corporate  Trust Office,  (d) in the case of Moody's,  Home
Equity Mortgage Loan Monitoring  Group,  4th Floor, 99 Church Street,  New York,
New York 10007, (e) in the case of Standard & Poor's, 26 Broadway, New York, New
York  10004,  (f)  in  the  case  of  the  Depositor,  First  Union  Residential
Securitization  Transactions,  Inc.,  One First Union Center,  Charlotte,  North
Carolina,  28288-0600,  Attention:  Patrick  Tadie,  and (g) in the  case of the
Certificate  Insurer,  Financial Guaranty Insurance Company,  115 Broadway,  New
York, New York 10006, Attention:  Surveillance Department (in each case in which notice or other  communication to the Certificate  Insurer refers to an Event of
Default,  a claim on the Certificate  Insurance  Policy or with respect to which failure on the part of the  Certificate  Insurer  to respond  shall be deemed to constitute  consent  or  acceptance,  then  a  copy  of  such  notice  or  other communication  should  also  be  sent to the  attention  of each of the  General
Counsel and the Head - Financial  Guaranty Group and shall be marked to indicate
"URGENT  MATERIAL  ENCLOSED"),  (h) in the case of Moody's,  Home  Mortgage Loan
Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (i)
in the case of Standard & Poor's,  26 Broadway,  15th Floor,  New York, New York
10004,  Attention:  Residential  Mortgage  Group,  or, as to each party, at such other address as shall be  designated by such party in a written  notice to each
other   party.   Any  notice   required   or   permitted   to  be  mailed  to  a
Certificateholder  shall be given by first class mail,  postage prepaid,  at the address  of such  Holder as shown in the  Certificate  Register.  Any  notice so mailed  within  the time  prescribed  in this  Agreement  shall be  conclusively presumed to have been duly given, whether or not the Certificateholder  receives such notice.  Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a  matter  of  courtesy  and  accommodation  and the  Trustee  shall  have no liability for failure to deliver such notice or document to any Rating Agency.


                                       98




         Section 12.6.       Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.7.       Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.8, 7.2 and 7.4, this Agreement may not be assigned by the Depositor or the Master Servicer without the prior written consent of the Certificate Insurer.

         Section 12.8.       Certificates Nonassessable and Fully Paid.

         The parties agree that the Holders of Class A Certificates shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.2 are and shall be deemed fully paid.

         Section 12.9.       Third-Party Beneficiaries.

         This Agreement will inure to the benefit of the Certificate Insurer solely to the extent of any express rights granted to the Certificate Insurer hereunder and will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         Section 12.10.      Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 12.11.      Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                                       99




         Section 12.12.      Provision of Information to Prospective Purchasers;
Rule 144A.

         For so long as any Class B-IO Certificate is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), the Trustee shall, upon the request of any Owner and any prospective purchaser of such Class B- IO Certificate, make available to such Owner and any prospective purchaser of such Class B- IO Certificate designated by such Owner (a) a copy of a private resale memorandum, to be prepared by the Depositor for this purpose, (b) a copy of the most recent report distributed to the Owners pursuant to Section 5.2 hereof, together with (c) any additional information required pursuant to Rule 144A, as from time to time amended, under the Securities Act in order for a sale of Class B-IO Certificates by such Owner to such prospective purchaser to qualify for the exemption under the Securities Act provided by Rule 144A; provided, however, that the Trustee shall have no obligation to deliver any information or item described in clauses
(a) or (c) unless and until the Depositor shall provide the same to the Trustee and the Trustee's obligation with respect to such delivery shall be limited to any such information or item supplied to it by the Depositor. The Depositor shall promptly furnish to the Trustee, upon receipt of a request from the Trustee or any Holder of a Class A Certificate the items described in clauses
(a) and (c) to the Trustee.

         Section 12.13.      The Certificate Insurer.

         Any right conferred to the Certificate Insurer hereunder shall be suspended and shall run to the benefit of the Holders during any period in which there exists a Certificate Insurer Default; provided, that the rights of the Certificate Insurer to receive any amounts distributable to the Certificate
Insurer pursuant to Sections 5.1(a)(i), (vi) and (viii), and to amounts representing indemnification payments to be made to the Certificate Insurer and its rights under Article 10 and its rights to receive any notices, documents, certificates or opinions shall not be suspended.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       100




         IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the
Trustee and the Document Custodian have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                    FIRST UNION RESIDENTIAL
                                    SECURITIZATION TRANSACTIONS, INC., as
                                    Depositor


                                    By /s/ Patrick J. Tadie
                                     Title: Senior Vice President




                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA, as Seller


                                    By /s/ Patrick J. Tadie
                                     Title: Vice President




                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA, as Master Servicer


                                    By  /s/ Patrick J. Tadie
                                     Title:  Vice President




                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By /s/ Michael L. Mayer
                                     Title: Vice President








                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA, TRUST DEPARTMENT, as
                                    Document Custodian


                                    By /s/ Richard C. Roark
                                     Title:  Assistant Vice President










STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Patrick Tadie personally came before me this day and acknowledged that he is a Senior Vice President of First Union Residential Securitization Transactions,
Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation, he signed his name thereto.

         WITNESS my hand and official stamp or seal, this 28th day of August, 1996.


                                                   /s/ Angela Henson
                                                       Notary Public

My Commission Expires:

     8/29/2000
   (Notary Seal)







STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Michael L. Mayer personally came before me this day and acknowledged that he is a Vice President of Norwest Bank Minnesota, National Association, and that by authority duly given and as the act of the corporation, he signed his name thereto.

         WITNESS my hand and official stamp or seal, this 28th day of August, 1996.


                                                   /s/ Angela Henson
                                                       Notary Public

My Commission Expires:
     8/29/2000
   (Notary Seal)







STATE OF NORTH CAROLINA

COUNTY OF WAKE


         I, a Notary Public of the County and State of aforesaid, certify that Richard C. Roark personally came before me this day and acknowledged that he is an Assistant Vice President of First Union National Bank of North Carolina,
Trust Department, and that by authority duly given and as the act of the corporation, he signed his name thereto.

         WITNESS my hand and official stamp or seal, this 28th day of August, 1996.


                                                   /s/ Aliza L. Carrino
                                                        Notary Public

My Commission Expires:

     3-20-2001
   (Notary Seal)






STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Patrick Tadie personally came before me this day and acknowledged that he is a Vice President of First Union National Bank of North Carolina, a national banking association, and that by authority duly given and as the act of the corporation, he signed his name thereto.

         WITNESS my hand and official stamp or seal, this 28th day of August, 1996.


                                                    /s/  Angela Henson
                                                         Notary Public

My Commission Expires:

     8/29/2000
   (Notary Seal)







STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Patrick Tadie personally came before me this day and acknowledged that he is a Vice President of First Union National Bank of North Carolina, a national banking association, and that by authority duly given and as the act of the corporation, he signed his name thereto.

         WITNESS my hand and official stamp or seal, this 28th day of August, 1996.


                                                   /s/  Angela Henson
                                                        Notary Public

My Commission Expires:

     8/29/2000
   (Notary Seal)



                                    EXHIBIT E


                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby transfers to

________________________________________________________________________________
________________________________________________________________________________

                     (PRINT NAME AND ADDRESS OF TRANSFEREE)

[U.S. $___________________ principal amount of/ ____% of the Percentage Interest represented  by] this  [Class  A/Class  B-IO]  Certificate,  and all rights with
respect     thereto,     and     irrevocably     constitutes     and    appoints
_________________________  as  attorney to transfer  this [Class  A/Class  B-IO]
Certificate  on the books  kept for  registration  thereof,  with full  power of substitution.

Dated _______________________________       __________________________________
                                                    Certifying Signature

Signed ______________________________

Note:

                             (i) The signature on this transfer form must correspond to the name as it appears on the face of this [Class A/Class B-IO] Certificate.

                             (ii) A representative of the Certificateholder should state the capacity in which he or she signs (e.g., executor).

                             (iii) The  signature  of the person  effecting  the
                  transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or in such other manner as the Registrar may require.


                                       E-1




                                    EXHIBIT I


             FORM OF CLASS [B-IO] [R] CERTIFICATE PURCHASER'S LETTER


First Union Residential Securitization Transactions, Inc.

- - -----------------
         as Trustee (the "Trustee")

- - --------------------------------------
         as Registrar (the "Registrar")

         Re:      FURST Home Equity Loan Trust 1996-1

Dear Sirs:

         In connection with our proposed  purchase of the [Class B-IO] [Class R]
Certificates, we confirm that:

         1. We are acquiring the [Class B-IO] [Class R] Certificates for our own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate the Securities Act of 1933, as amended (the "Act"), provided that the disposition of our property shall at all times be and remain within our control;

         2. We understand that the [Class B-IO] [Class R] Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration.

         3. We have received a copy of the Private  Placement  Memorandum  dated
_____________ relating to the [Class B-IO] [Class R] Certificates, the Pooling and Servicing Agreement dated as of August 1, 1996 (the "Pooling and Servicing
Agreement") pursuant to which the [Class B-IO] [Class R] Certificates are being sold, and such other documents and information concerning the [Class B-IO]
{Class R]  Certificates  and the home  equity  loans in which the  [Class  B-IO]
[Class R] Certificates represent interests which we have requested.

         4. We believe we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the [Class B- IO] [Class R] Certificates and that we are able to bear the economic risks of such an investment;

         5. If we sell any of the [Class B-IO] [Class R] Certificates at our option, we will either (i) obtain from any institutional investor that purchases any Certificate from us a certificate containing the same representations, warranties and agreements contained in the

                                       I-1




foregoing paragraphs 1, 2 through 4 and this paragraph 5 or (ii) deliver an Opinion of Counsel to such institutional investor, addressed and satisfactory to the Depositor and the Trustee, in the form set forth as on Attachment A to this letter, to the effect that such sale is in compliance with all applicable federal and state securities laws;

         6. We hereby certify to you in connection with our purchase of the Class B-IO Certificate that either (i) we are not a fiduciary of any employee benefit plan or other plan or arrangement (a "Plan") subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), an insurance company
(whether through it general or separate account) or other person purchasing such certificate with "plan assets" or otherwise on behalf of any Plan or (ii) you shall have received, in form and substance satisfactory to you, an Opinion of Counsel to the effect of Attachment B hereto.

         7. This letter and the statements contained herein are made for your benefit.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    [Purchaser]


                                    By:_________________________
                                            Name:
                                            Title:


                                       I-2




                                                                 Attachment A to
                                                              Purchaser's Letter

                           FORM OF OPINION OF COUNSEL


         Such  counsel is of the opinion  that the  transfer of the Class [B-IO]
         [R] Certificates from _______ to _____ [under the circumstances to be described in such opinion] is not a transaction requiring registration of the Certificates under the Securities Act of 1933, as amended, or under any applicable state securities laws.

                                       or

         The Class [B-IO] [R] Certificates have been registered under the Securities Act of 1933, as amended, and no action is required to be taken under applicable state securities laws, or such action has been taken.


                                       I-3




                                                                [Attachment B to
                                                              Purchaser's Letter


                           FORM OF OPINION OF COUNSEL

         Such counsel is of the opinion  that the Class  [B-IO] [R]  Certificate purchased  by  [________________________]  on behalf  of or with  "plan assets" of an employee  benefit  plan or other plan or  arrangement  (a
         "Plan") subject to the Employee Retirement Income Security Act of 1974,
         as amended  ("ERISA") or section  4975 of the Internal  Revenue Code of
         1986, as amended (the "Code"), is permissible under all applicable law, will not result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject First Union National Bank of North Carolina, as the seller and servicer, or Chemical Bank, as the trustee,  of the FURST Home Equity Loan Trust, 1996-1 to any obligation in  addition  to those  undertaken  under  the  Pooling  and  Servicing
         Agreement,  dated as of  August  1,  1996,  by and  among  First  Union
         Residential  Securitization  Transactions,  Inc., as  depositor,  First
         Union  National  Bank  of  North  Carolina,  as  the  seller,  document
         custodian  and  master  servicer,  Norwest  Bank  Minnesota,   National
         Association, as the trustee.


                                       I-4




                                    EXHIBIT K


               FORM OF OPINION OF COUNSEL PURSUANT TO SECTION 6.2


         Such  counsel is of the  opinion  that the  transfer  of the Class B-IO
         Certificates from _______ to _____ [under the circumstances to be described in such opinion] is not a transaction requiring registration of the Certificates under the Securities Act of 1933, as amended, or under any applicable state securities laws.

                                       or

         The Class B-IO  Certificates  have been registered under the Securities
         Act of 1933, as amended, and no action is required to be taken under applicable state securities laws, or such action has been taken.


                                       K-1




                                    EXHIBIT L

                    FORM OF CLASS R CERTIFICATE TRANSFEREE'S
                      INVESTMENT AND REPRESENTATION LETTER

                                                      __________________, 199___




Norwest Bank Minnesota, National Association, as Trustee
Attention:  _____________

- - --------------------
as Registrar

New York, New York ________
Attention:


Ladies and Gentlemen:

         We propose  to  purchase a FURST Home  Equity  Loan Trust  1996-1  (the
"Trust"),  Class R Certificate  issued under  Pooling and  Servicing  Agreement,
dated  as  of   __________,   among  First  Union   Residential   Securitization
Transactions,  Inc., as depositor,  First Union National Bank of North Carolina, as seller and master servicer, Norwest Bank Minnesota,  National Association, as trustee and First Union National Bank of North Carolina,  Trust  Department,  as
document  Custodian (the "Pooling and Servicing  Agreement").  Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and
Servicing  Agreement.  We are delivering  this letter pursuant to Section 6.2(b)
and (c) of the Pooling and Servicing Agreement.

         1. We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that (A) we are not a Disqualified Organization, (B) we will endeavor to remain other than a Disqualified Organization for so long as we retain ownership of a Class R
Certificate, and (C) we are purchasing such Class R Certificate for our own account and not on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

         2. We acknowledge  that we will be the beneficial  owner of the Class R
Certificate and that the Class R Certificate will be registered in our name and not in the name of a nominee.


                                       L-1




         3. We are acquiring the Class R Certificate for our own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate the Securities Act of 1933, as amended (the "Act"), provided that the disposition of our property shall at all times be and remain within our control.

         4. We understand that the Class R Certificate have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration.

         5. If we sell the Class R Certificate we will obtain from any institutional investor that purchases the Certificate from us a certificate containing the same representations, warranties and agreements contained in this letter.

         6. This letter and the statements contained herein are made for your benefit.

         7. We certify that no purpose of our purchase of the Class R
Certificate is to avoid or impede the assessment or collection of tax.

         8. We represent that:

                  (a) We understand that the Class R Certificate represents for federal income tax purposes a "residual interest" in a real estate mortgage investment conduit ("REMIC");

                  (b) We understand that as the holder of Class R Certificate we will be required to take into account, in determining our taxable income, our pro rata percentage interest of the taxable income of the applicable REMIC in accordance with all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

         9. We understand that if, notwithstanding the transfer restrictions, the Class R Certificate is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Class R Certificate. We agree that any breach by us of our agreement in paragraph 16 hereof shall render such transfer of such Class R Certificate by us absolutely null and void and shall cause no rights in the Class R Certificate to vest in the transferee.

         10. The sale to us and our purchase of the Class R Certificate constitutes a sale for tax and all other purposes and each party thereto has received due and adequate consideration. In our view, the transaction represents fair value, representing the results of arms' length negotiations and taking into account our analysis of the tax and other consequences of investment in the Class R Certificate.


                                       L-2




         11. We expect that the purchase of the Class R Certificate, together with the receipt of the price, if any, therefor will be economically neutral or profitable to us overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

         12. We are a citizen or resident of the United  States,  a corporation, partnership  or other  entity  created or  organized in or under the laws of the
United States or any political  subdivision  thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. We
are  duly  organized  and  validly   existing  under  the  jurisdiction  of  our
organization.  We are neither  bankrupt nor  insolvent  nor do we have reason to believe that we will become  bankrupt or  insolvent.  We have  conducted and are conducting  our  business  so as to comply  in all  material  respects  with all applicable  statutes and  regulations.  The person executing and delivering this letter on our behalf is duly  authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power and upon such execution and delivery, this letter will  constitute  our legal,  valid and binding  obligation,  enforceable against us in  accordance  with its terms,  subject,  as to the  enforcement  of remedies, to applicable bankruptcy,  reorganization,  insolvency, moratorium and other laws affecting the right of creditors  generally and to general principals of equity and the discretion of the court (regardless of whether  enforcement of such remedies is considered in a proceeding in equity or at law).

         13. Neither the execution and delivery by us of this letter, nor the compliance by us the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our articles or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause (B) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or ordering binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (B) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

         14. We anticipate being a profit-making entity on an ongoing basis.

         15. We have filed all required federal and state income tax returns and have paid all federal and state income taxes due; we intend to file and pay all such returns and taxes in the future. We acknowledge that as the holder of the Class R Certificate, to the extent the Class R Certificate would be treated as a noneconomic residual interest within the meaning of the Treasury regulation
Section 1.860E-1(c)(2), we may incur tax liabilities in excess of cash flows generated by the Class R Certificate and that we intend to pay taxes associated with holding the Class R Certificate as they become due.


                                       L-3




         16. We agree that in the event that at some future time we wish to transfer any Class R Certificate, we will transfer such Class R Certificate only to a transferee that:

                  (i) is not a Disqualified Organization and is not purchasing such Class R Certificate on behalf of a Disqualified Organization, and

                  (ii) has  delivered to the Trustee a transferee  letter in the form of  Exhibit  L to the  Pooling  and  Servicing  Agreement,  and an
         affidavit  in the  form  of  Exhibit  M to the  Pooling  and  Servicing
         Agreement and, if requested by the Trustee,  an Opinion of Counsel,  in form  acceptable  to the Trustee,  that the proposed  transfer will not
         cause  the  Class  R   Certificate   to  be  held  by  a   Disqualified
         Organization.

         17. We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow, and are capable of evaluating the merits and risks of an investment in the Class R Certificate; we are able to bear the economic risks of an investment in the Class R Certificate.

         18. In addition, we acknowledge that the Trustee will not register the transfer of a Class R Certificate to a transferee that is a non-U.S. Person.

         19. "U.S. Person" shall mean a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

         20. We hereby designate the Master Servicer as our fiduciary to perform the duties of the tax matters person for the REMIC.


                                    Very truly yours,

                                    [NAME OF TRANSFEREE]




                                    Name:
                                    Title:


                                       L-4




                                    EXHIBIT M

             FORM OF CLASS R CERTIFICATEHOLDER AFFIDAVIT PURSUANT TO
              SECTION 860E(e) OF THE INTERNAL REVENUE CODE OF 1986

Re:      FURST Home Equity Loan Trust 1996-1 (the "Trust")


STATE OF                            )
                                    )        ss.:
COUNTY OF                           )


         I, ____________________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete and being first sworn, depose and say:

         1.  That  I  am  the  _______________  of  _____________________   (the
"Investor"), whose taxpayer identification number is ________________, on behalf of which I have the authority to make this affidavit.

         2.  That  the  Investor  is  acquiring  a  Class  R  Certificate  which
Certificates represents a residual interest in the Trust for which a real estate mortgage investment conduit ("REMIC") election has been made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. That no purpose of the acquisition of the Class R Certificate is to avoid or impede the assessment or collection of federal income tax.

         4. That the Investor is not a "Disqualified Organization" (as defined below), and that the Investor is not acquiring the Class R Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); or (iii) any rural telephone or electrical service cooperative described in ss. 1381(A)(2)(C) of the Code.

         5. That the Investor acknowledges that Section 860E(e) of the Code imposes a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificate to a Disqualified Organization.


                                       M-1




         6. That the Investor (i) is not a plan that is subject to the Department of Labor regulation set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan
Asset  Regulations")  or (ii) has provided a "Benefit  Plan  Opinion" to Norwest
Bank minnesota, National Association, as Registrar. A Benefit Plan Opinion is an
Opinion of Counsel satisfactory to the Trustee, the Depositor, the Seller and the Master Servicer to the effect that the proposed transfer will not (a) cause the assets of the REMIC to be regarded as plan assets for purposes of the Plan
Asset Regulations or (b) give rise to a fiduciary duty on the part of the Depositor, the Seller, the Master Servicer or the Trustee.

         7. That the Investor is a "U.S. Person" as that term is defined in the Transferee's Letter of even date herewith, and that the Investor is the beneficial owner of the Class R Certificate, and is not holding the Class R
Certificate as nominee for any other person.

         8. That the  Investor  acknowledges  that as the  holder of the Class R
Certificate, to the extent the Class R Certificate would be treated as a noneconomic residual interest within the meaning of Treasury regulation Section
1.860E-1(c)(2), the Investor may incur tax liabilities in excess of cash flows generated by the Class R Certificate and that the Investor intends to pay taxes associated with holding the Class R Certificate as they become due.

         9. That the following information of the Investor is true and correct.

Address:______________________________________________________;  contact for tax matters  ________________________;  phone  number______________________________;
form  of  Organization  of  Investor   __________________________________;   and
Acquisition Date ___________________.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       M-2




         IN WITNESS WHEREOF, the Investor has caused this instrument to be duly executed on its behalf, buy its ________________ and its seal to be hereunto attached, this ________ day of ___________________, 199____.

                                    By:  [Name of Investor]
                                    Name:
                                    Title:




         Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________ of the Investor, and acknowledged to me that he executed the same as his free act and deed as the free act and deed of the Investor.


Subscribed and sworn before me
this _____ day of _____________, ____.


- - ----------------------------------------
Notary Public


My commission expires the _____ day
of ____________________, _____.



                                       M-3



                                    EXHIBIT N


                     SCHEDULE OF MORTGAGE LOANS AS TO WHICH
                         RELATED MORTGAGE NOTES WILL BE
                        DELIVERED AFTER THE CLOSING DATE



Loan No.                     Borrower                Loan Rate                  Cut-Off Date Loan Balance


